                                                                 EXHIBIT (h)(19)

                                                               EXECUTION VERSION
       ----------------------------------------------------------------
       ----------------------------------------------------------------


                         MERCANTILE MUTUAL FUNDS, INC.
                                      AND
                              FIRSTAR FUNDS INC.


                                    _______



                           THE LENDERS NAMED HEREIN,

                                      and

                           THE CHASE MANHATTAN BANK,
                            as Administrative Agent



                                 $140,000,000
                               CREDIT AGREEMENT

                                  __________



                       Dated as of December ______, 1999


       ----------------------------------------------------------------
       ----------------------------------------------------------------


                             CHASE SECURITIES INC.
                           as Advisor, Lead Arranger
                               and Book Manager

                               TABLE OF CONTENTS
                               -----------------

                                                                                                    Page
                                                                                                    ----
SECTION 1.  DEFINITIONS...........................................................................    1
     1.1  Defined Terms...........................................................................    1
     1.2  Other Definitional Provisions...........................................................    9
SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS.......................................................    9
     2.1  Commitments.............................................................................    9
     2.2  Procedure for Borrowing.................................................................   10
     2.3  Fees....................................................................................   10
     2.4  Termination and Reduction of Commitment.................................................   11
     2.5  Repayment of Loans; Evidence of Debt....................................................   11
     2.6  Optional and Mandatory Prepayments......................................................   12
     2.7  Interest Rates and Payment Dates........................................................   13
     2.8  Computation of Interest and Fees........................................................   13
     2.9  Pro Rata Treatment and Payments.........................................................   14
    2.10  Requirements of Law.....................................................................   14
    2.11  Taxes...................................................................................   15
    2.12  Change of Lending Office; Replacement of Lender.........................................   17
    2.13  Swing Line Commitment...................................................................   17
    2.14  Procedure for Swing Line Borrowing......................................................   17
    2.15  Refunding of Swing Line Loans...........................................................   18
    2.16  Designation of Additional Borrowers; Amendments to Schedule I...........................   19
SECTION 3.  REPRESENTATIONS AND WARRANTIES........................................................   20
     3.1  Financial Condition.....................................................................   20
     3.2  No Change...............................................................................   20
     3.3  Existence; Compliance with Law..........................................................   20
     3.4  Power; Authorization; Enforceable Obligations...........................................   21
     3.5  No Legal Bar............................................................................   21
     3.6  No Material Litigation..................................................................   21
     3.7  No Default..............................................................................   21
     3.8  Ownership of Property; Liens............................................................   22
     3.9  No Burdensome Restrictions..............................................................   22
    3.10  Taxes...................................................................................   22
    3.11  Federal Regulations.....................................................................   22
    3.12  ERISA...................................................................................   22
    3.13  Certain Regulations.....................................................................   22
    3.14  Subsidiaries............................................................................   22
    3.15  Registration of the Funds...............................................................   23
    3.16  Offering in Compliance with Securities Laws.............................................   23
    3.17  Investment Policies.....................................................................   23
    3.18  Permission to Borrow....................................................................   23
    3.19  Accuracy of Information; Electronic information.........................................   23
    3.20  Affiliated Persons......................................................................   23
    3.21  Year 2000...............................................................................   24

SECTION 4.  CONDITIONS PRECEDENT..................................................................   24
     4.1  Conditions to Initial Loans.............................................................   24
     4.2  Conditions to Each Loan.................................................................   26
SECTION 5.  AFFIRMATIVE COVENANTS.................................................................   27
     5.1  Financial Statements....................................................................   27
     5.2  Certificates; Other  Information........................................................   28
     5.3  Payment of Obligations..................................................................   28
     5.4  Conduct of Business and Maintenance of Existence........................................   28
     5.5  Maintenance of Property; Insurance......................................................   29
     5.6  Inspection of Property; Books and Records; Discussions..................................   29
     5.7  Notices.................................................................................   29
     5.8  Purpose of Loans........................................................................   30
SECTION 6.  NEGATIVE COVENANTS....................................................................   30
     6.1  Financial Condition Covenant............................................................   30
     6.2  Limitation on Indebtedness; Derivatives.................................................   31
     6.3  Limitation on Liens.....................................................................   31
     6.4  Limitation on Guarantee Obligations.....................................................   31
     6.5  Limitation on Fundamental Changes.......................................................   31
     6.6  Limitation on Distributions.............................................................   32
     6.7  Limitation on Investments, Loans and Advances...........................................   32
     6.8  Limitation on Transactions with Affiliates..............................................   32
     6.9  Limitation on Negative Pledge Clauses...................................................   32
    6.10  Limitation on Changes to Investment Policies............................................   32
    6.11  Permitted Activities....................................................................   33
    6.12  Sale of Assets, Consolidation, Merger, Etc..............................................   33

SECTION 7.  EVENTS OF DEFAULT.....................................................................   33
SECTION 8.  THE ADMINISTRATIVE AGENT..............................................................   36
     8.1  Appointment.............................................................................   36
     8.2  Delegation of Duties....................................................................   37
     8.3  Exculpatory Provisions..................................................................   37
     8.4  Reliance by Administrative Agent........................................................   37
     8.5  Notice of Default.......................................................................   37
     8.6  Non-Reliance on Administrative Agent and Other Lenders..................................   38
     8.7  Indemnification.........................................................................   38
     8.8  Administrative Agent in Its Individual Capacity.........................................   39
     8.9  Successor Administrative Agent..........................................................   39
SECTION 9.  MISCELLANEOUS.........................................................................   39
     9.1  Amendments and Waivers..................................................................   39
     9.2  Notices.................................................................................   40
     9.3  No Waiver; Cumulative Remedies..........................................................   41
     9.4  Survival of Representations and Warranties..............................................   41
     9.5  Payment of Expenses and Taxes...........................................................   41
     9.6  Successors and Assigns; Participations and Assignments..................................   42
     9.7  Adjustments; Set-off....................................................................   44
     9.8  Counterparts............................................................................   45

     9.9  Severability............................................................................   45
    9.10  Integration.............................................................................   45
    9.11  GOVERNING LAW...........................................................................   46
    9.12  Submission To Jurisdiction; Waivers.....................................................   46
    9.13  Acknowledgements........................................................................   47
    9.14  WAIVERS OF JURY TRIAL...................................................................   47
    9.16  Recourse................................................................................   48
    9.17  Integration.............................................................................   48

SCHEDULES:
---------

Schedule I   Borrowers & Pro Rata Allocations
Schedule II  Commitments, Addresses, Etc.
Schedule III Investment Management Agreements
Schedule IV  Custody Agreements

EXHIBITS:
--------

Exhibit 2.5(e)  Form of Note
Exhibit 2.16(a) Form for Designation of New Borrowers
Exhibit 4.1(g)  Form of Opinion
Exhibit 9.6(c)  Form of Assignment and Acceptance

          CREDIT AGREEMENT dated as of December ______, 1999 (this "Agreement")
                                                                    ---------
among (i) the undersigned registered open-end management investment companies (each, a "Fund", and collectively, the "Funds"), each of which is executing this
          ----                          -----
Agreement on behalf of itself, and, if applicable, certain of its respective investment portfolios set forth beneath such Fund's name on the signature pages hereto (each of which Funds or investment portfolios, as the case may be, is, individually, a "Borrower" and, collectively, the "Borrowers"), (ii) the several
                 --------                          ---------
banks and other financial institutions from time to time parties to this Agreement (the "Lenders") and (iii) THE CHASE MANHATTAN BANK, a New York banking
                -------
corporation, as a Lender and as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent");
                        --------------------

                             W I T N E S S E T H :
                             ---------------------

          WHEREAS, each Fund is an open-end registered investment company under the Investment Company Act of 1940 for which MVA or FIRMCO (as such terms are defined below) acts as an investment manager;

          WHEREAS, each Borrower has requested the Lenders to make Loans (as defined below) severally and not jointly or jointly and severally to each Borrower and to make available to it a credit facility for the purposes and on the terms and conditions set forth herein; and

          WHEREAS, each Lender acknowledges that each Borrower shall be liable hereunder only for the Loans made to such Borrower hereunder and interest thereon and for the fees and expenses associated therewith and as otherwise set forth herein, and that, notwithstanding anything to the contrary herein, each Borrower's obligations hereunder are several and not joint or joint or several;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties to this Agreement agree as follows:

                            SECTION 1.  DEFINITIONS

     (1)  Defined Terms. As used in this Agreement, the following terms shall
          -------------
have the following meanings:

          "Administrative Agent":  The Chase Manhattan Bank, together with its
           --------------------
permitted successors, as the administrative agent for the Lenders under this Agreement and the other Loan Documents.

          "Affiliate":  as to any Person, any other Person (other than a
           ---------
Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Aggregate Commitment": the total of all Commitments of all Lenders,
           --------------------
as may be reduced from time to time in the accordance with the terms of this Agreement. On the Closing Date at the time of closing, the Aggregate Commitment shall be equal to $140,000,000.

          "Agreement": this Credit Agreement, as amended, restated, supplemented
           ---------
or otherwise modified from time to time.

          "Applicable Margin":  0.50% per annum.
           -----------------

          "Asset Coverage Ratio":  with respect to any Borrower, the ratio which
           --------------------
the value of the Total Assets of such Borrower less all liabilities and Indebtedness not represented by Senior Securities, bears to the aggregate amount of all Senior Securities representing Indebtedness of such Borrower. For the purposes of calculating the Asset Coverage Ratio, the amount of any liability or Indebtedness deducted from Total Assets shall be equal to the greater of (x) the outstanding amount of such liability or Indebtedness and (y) the fair market value of all assets securing such liability or Indebtedness.

          "Assignee":  as defined in Section 9.6(c).
           --------

          "Available Commitment":  as to any Lender at any time, an amount equal
           --------------------
to (a) the amount of such Lender's Commitment less (b) the aggregate principal amount of all Loans to all Borrowers made by such Lender then outstanding; collectively, as to all the Lenders, the "Available Commitments."
                                          ---------------------

          "Benefited Lender":  as defined in Section 9.7(a).
           ----------------

          "Borrower" and "Borrowers":  as defined in the Preamble hereto.
           --------       ---------

          "Borrowing Date":  any Business Day specified in a notice pursuant to
           --------------
Section 2.2 or 2.14 as a date on which a Fund, on its own behalf or, if applicable, on behalf of an investment portfolio thereof that is a Borrower, requests the Lenders to make Loans hereunder.

          "Business Day":  a day other than a Saturday, Sunday or other day on
           ------------
which commercial banks in New York City, St. Louis, Missouri., or Milwaukee, Wisconsin are authorized or required by law to close.

          "Chase":  The Chase Manhattan Bank, a New York banking corporation.
           -----

          "Closing Date":  the date on which the conditions precedent set forth
           ------------
in Section 4.1 shall be satisfied and the Loan Documents are signed by the parties hereto and delivered to the offices of Pryor Cashman Sherman & Flynn LLP, at 410 Park Avenue, New York, New York 10022.

          "Code":  the Internal Revenue Code of 1986, as amended from time to
           ----
time.

          "Commitment":  as to any Lender, the obligation of such Lender to make
           ----------
Loans to the Borrowers hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule II hereto.
   -----------

          "Commitment Fee":  as defined in Section 2.3.
           --------------

          "Commitment Percentage":  as to any Lender at any time, the percentage
           ---------------------
which such Lender's Commitment then constitutes of the aggregate Commitments of all Lenders (or, at any time after the Commitments of all the Lenders shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of the Loans of all the Lenders then outstanding).

          "Commitment Period":  the period from and including the Closing Date,
           -----------------
but not including, the Termination Date.

          "Commonly Controlled Entity":  an entity, whether or not incorporated,
           --------------------------
which is under common control with any Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes any Borrower and which is treated as a single employer under Section 414 of the Code.

          "Contractual Obligation":  as to any Person, any provision of any
           ----------------------
security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Custody Agreement":  as to each Fund, on its own behalf or if
           -----------------
applicable on behalf of each investment portfolio thereof that is a Borrower, the Custody Agreement(s) set forth in Schedule IV hereto.
                                      -----------

          "Default":  any of the events specified in Section 7, whether or not
           -------
any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Dollars" and "$":  dollars in lawful currency of the United States of
           -------       -
America.

          "Eligible Lender":  an entity that is a "Bank" (as defined in the 1940
           ---------------
Act) and is not otherwise prohibited by Section 17 of the 1940 Act from lending to any of the Borrowers.

          "ERISA":  the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time.

          "Event of Default": any of the events specified in Section 7, provided
           ----------------                                             --------
that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Federal Funds Rate":  for any day, the "offered rate", as determined
           ------------------
by Chase, for overnight federal funds, which rate is determined day to day and will be reasonably representative of the market conditions at the times set.

          "Financing Lease":  any lease of property, real or personal, the
           ---------------
obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

          "FIRMCO":  Firstar Investment Research & Management Company, LLC, a
           ------
Wisconsin limited liability company and its Affiliates, acting as investment manager to certain of the Borrowers as indicated on Schedule I hereto.

          "Fund":  as defined in the Preamble hereto.
           ----

          "Fundamental Investment Policies":  those policies, including
           -------------------------------
investment objectives, from which an investment portfolio of a Fund may not deviate without obtaining shareholder consent in accordance with the 1940 Act.

          "GAAP":  generally accepted accounting principles in the United States
           ----
of America in effect from time to time.

          "Governmental Authority": any nation or government, any state or other
           ----------------------
political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee Obligation":  as to any Person (the "guaranteeing person"),
           --------------------                           -------------------
any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations")
                                                           -------------------
of any other third Person (the "primary obligor") in any manner, whether
                                ---------------
directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term
                                            --------  -------
Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by such guaranteeing person in good faith.

          "Indebtedness":  of any Person at any date, (a) all indebtedness of
           ------------
such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar debt instrument, (c) all obligations of such Person under Financing Leases or Interest Rate Agreements, calculated daily on a marked-to-market basis in accordance with GAAP, (d) all obligations of such Person in respect of acceptances (as defined in Section 3-410 of the UCC) issued or created for the account of such Person, (e) all reimbursement obligations of such person arising out of any letters of credit, and (f) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof all of which without duplication.

          "Interest Payment Date": as to any Revolving Credit Loan, the Maturity
           ---------------------
Date for such Loan.

          "Interest Rate Agreements":  any interest rate protection agreement,
           ------------------------
interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement under which a Fund, on its own behalf or if applicable on behalf of an investment portfolio thereof that is a Borrower, is a party or a beneficiary.

          "Investment Management Agreements": as to the Funds and each Borrower,
           --------------------------------
the Investment Advisory Agreements set forth on Schedule III hereto.
                                                ------------

          "Investment Policies":  as to each Borrower, the policies and
           -------------------
objectives for, and limits and restrictions on, investing by such Borrower set forth in the Prospectus relating to such Borrower.

          "Lenders":  as defined in the Preamble hereto.
           -------

          "Lien":  any mortgage, pledge, hypothecation, assignment, deposit
           ----
arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

          "Loan Documents": this Agreement and the Notes.
           --------------

          "Loans":  all loans made pursuant to this Agreement; individually, a
           -----
"Loan."
 ----

          "Material Adverse Effect": (with respect to a Borrower, the respective
           -----------------------
Borrower and with respect to a Fund, the respective Fund) a material adverse effect on (a) the business, financial condition (other than changes in net assets of a Borrower in the ordinary course of its activities) or ability to timely perform any of its material obligations under the Loan Documents of a Fund or a Borrower or (b) the legality, validity, binding nature or enforceability of the Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

          "Maturity Date":  as to each Loan, the date which is the earliest of
           -------------
(a) 30 days after the Borrowing Date for such Loan, (b) the Termination Date and
(c) the payment in full of such Loan.

          "Moody's":  Moody's Investor Service, Inc.
           -------

          "MVA": Mississippi Valley Advisors Inc. a Missouri corporation, and
           ---
its Affiliates, acting as investment manager for certain of the Borrowers as indicated on Schedule I hereto.

          "1940 Act":  the Investment Company Act of 1940, as amended, together
           --------
with all rules and regulations promulgated from time to time thereunder.

          "Non-Excluded Taxes":  as defined in Section 2.11.
           ------------------

          "Non-Recourse Person":  as defined in Section  9.15.
           -------------------
          "Notes":  the collective reference to the Revolving Credit Notes;
           -----
individually, a "Note."
                 ----

          "Participant":  as defined in Section 9.6(b).
           -----------

          "Person":  an individual, partnership, corporation, limited liability
           ------
company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan":  at a particular time, any employee benefit plan covered by
           ----
ERISA which any applicable Person maintains.

          "Pro Rata Allocation": as to each Borrower, the percentage amount
           -------------------
stated in Schedule I to this Agreement; provided that, if no Event of Default
          ----------                    --------
shall have occurred and be continuing, the Funds, on behalf of the Borrowers, without the consent of the Lenders, by written notice to the Administrative Agent, may change the Pro Rata Allocations from time to time in the Funds' sole discretion; provided further, that while an Event of Default has occurred and is
            -------- -------
continuing with respect to a Borrower, the Pro Rata Allocations may be changed in such manner as long as the Pro Rata Allocation of any such defaulting Borrower is not increased; and provided further, that, after any such change in
                               -------- -------
Pro Rata Allocations, the aggregate amount of all Pro Rata Allocations shall equal 100%. The delivery of such written notice shall constitute a representation and warranty by the Borrowers as of the date thereof that no Event of Default shall have occurred and be continuing with respect to each Borrower whose Pro Rata Allocation has been increased.

          "Prospectus": at a particular time, shall mean (i) as to a Fund that
           ----------
is itself a Borrower, the currently effective prospectuses and statements of additional information of such Fund, and (ii) as to each other Borrower, the applicable portions of the currently effective prospectus(es) and statement(s) of additional information of the Fund of which such Borrower is an investment portfolio.

          "Register": as defined in Section 9.6(d).
           --------

          "Registration Statement": (i) as to each Fund that is itself a
           ----------------------
Borrower, that registration statement as filed with the Securities and Exchange Commission under the Securities Act and the 1940 Act, and (ii) as to each other Borrower, that portion applicable to such Borrower of the registration statement of the Fund of which such Borrower is an investment portfolio as filed with the Securities and Exchange Commission under the Securities Act and the 1940 Act, in each case as amended from time to time.

          "Regulation T": Regulation T of the Board of Governors of the Federal
           ------------
Reserve System as in effect from time to time.

          "Regulation U": Regulation U of the Board of Governors of the Federal
           ------------
Reserve System as in effect from time to time.

          "Regulation X": Regulation X of the Board of Governors of the Federal
           ------------
Reserve System as in effect from time to time.

          "Required Lenders": at any time, Lenders the Commitment Percentages of
           ----------------
which aggregate more than 50%.

          "Requirement of Law": as to any Person, the certificate of
           ------------------
incorporation, by-laws, partnership agreement, or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer": the chairman, vice chairman, president, vice
           -------------------
president, treasurer, secretary, assistant treasurer or assistant secretary of a Fund, or, with respect to financial matters, the treasurer of such Fund.

          "Revolving Credit Loan": as defined in Section 2.1.
           ---------------------

          "Revolving Credit Note": as defined in Section 2.5(e).
           ---------------------

          "S&P": Standard & Poor's Ratings Services, a division of The McGraw-
           ---
Hill Companies.

          "Securities Act": the Securities Act of 1933, as amended, together
           --------------
with all rules and regulations promulgated from time to time thereunder.

          "Senior Securities Representing Indebtedness": any Senior Security
           -------------------------------------------
other than stock.

          "Senior Security": any bond, debenture, note or similar obligation or
           ---------------
instrument constituting a security and evidencing indebtedness (including without limitation all Loans under this Agreement for purposes of the 1940 Act and this Agreement), and any share of beneficial interest or common stock, as the case may be, of a Fund, on its own behalf or if applicable on behalf of each investment portfolio thereof that is a Borrower, of a class (other than a class established in accordance with Rule 18f-3 of the 1940 Act) having priority over any other class of shares of such Fund as to distribution of assets or payment of dividends.

          "Subsidiary": as to any Person, a corporation, partnership or other
           ----------
entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

          "Swap Obligation": as to any Person, any obligation of such Person
           ---------------
arising out of (i) any "swap agreement" (as defined in Section 101(53B) of the Bankruptcy Code), (ii) any equity swap, floor, collar, cap or option transaction, (iii) any option to enter into any of the foregoing or (iv) any combination of the foregoing.

          "Swing Line Commitment": the obligation of the Swing Line Lender to
           ---------------------
make Swing Line Loans pursuant to Section 2.13 hereof in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite the Swing Line Lender's name on Schedule II hereto.
                                -----------

          "Swing Line Lender": Chase.
           -----------------

          "Swing Line Loans": as defined in Section 2.13 hereof.
           ----------------

          "Swing Line Participation Amount": as defined in Section 2.15(c)
           -------------------------------
hereof.

          "Termination Date": the date which is 364 days following the Closing
           ----------------
Date or such earlier date on which the Commitments shall terminate as provided herein.

          "Total Assets": at any time, all assets of a Borrower which in
           ------------
accordance with GAAP would be classified as assets on a balance sheet of such Borrower prepared as of such time; provided, however, that the term Total Assets
                                   --------
shall not include (a) equipment, (b) securities owned by a Borrower which are in default except to the extent of the fair value assigned such defaulted securities by the board of directors or trustees of the Fund in accordance with its standard practice and (c) deferred organizational and offering expenses.

          "Transferee": as defined in Section 9.6(f).
           ----------

          "UCC": the Uniform Commercial Code as from time to time in effect in
           ---
the State of New York.

     1.2  Other Definitional Provisions. (a) Unless otherwise specified therein,
          -----------------------------
all terms defined in this Agreement shall have such defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

          (b) As used herein and in any Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to any Fund or Borrower not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP (as consistently applied).

          (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     1.3  Assumptions Regarding Structure. For the sake of clarity and
          -------------------------------
construction, the parties hereto hereby set forth their acknowledgement and agreement that each Borrower is an investment portfolio of a Fund and is not a separately existing legal entity entitled to enter into contractual agreements or to execute instruments and, for these reasons, any such Fund is executing this Agreement and each respective Note on behalf of its investment portfolios, as Borrowers, and that such investment portfolios, as Borrowers, and that such investment portfolios will utilize the Loans thus made on their behalf. Notwithstanding anything to the contrary in this Agreement, each Borrower shall be liable hereunder only for the Loans made to such Borrower hereunder and interest thereon and for the fees and expenses associated therewith and as otherwise set forth herein, and in no event shall any Borrower or its assets be held liable for the Loans made to any other Borrower hereunder or interest thereon or for the fees and expenses associated therewith.

                  SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS

     2.1  Commitments. Subject to the terms and conditions hereof, each Lender
          -----------
severally agrees to make revolving credit loans ("Revolving Credit Loans") to
                                                  ----------------------
each Borrower, from time to time during the Commitment Period, in an aggregate principal amount at any one time outstanding not to exceed the amount of such Lender's Commitment. During the Commitment Period, each Borrower may use Commitments by borrowing, prepaying Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof and with such procedures as may be agreed to among the Borrowers from time to time; provided
                                                                      --------
that at no time may the aggregate principal amount outstanding of Revolving Credit Loans to all Borrowers exceed the Aggregate Commitment.

     2.2  Procedure for Borrowing. (a) A Borrower may borrow under the
          -----------------------
Commitments during the Commitment Period on any Business Day, provided that the
                                                              --------
Borrower (or a Fund on its behalf) shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 1:00 P.M. New York City time on the requested Borrowing Date in accordance with Section 9.2 hereof), specifying (i) the amount to be borrowed,
(ii) the requested Borrowing Date, and (iii) instructions to apply a specific amount of the proceeds of such borrowing to repay the Swing Line Lender in an amount equal to the Swing Line Loans to such Borrower then outstanding (as contemplated by Section 2.2(b) below). Subject to Section 2.15 hereof, the aggregate amount of all borrowings by the Borrowers then borrowing on any Borrowing Date shall be in an amount equal to $3,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then Available Commitments are less than $3,000,000, such lesser amount). Upon receipt of any such notice from a Borrower (or a Fund on its behalf), the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of such Borrower at the office of the Administrative Agent specified in Section 9.2 prior to 3:00 P.M., New York City time, on the Borrowing Date requested by such Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to such Borrower on such Borrowing Date by the Administrative Agent transferring by wire to the custodian of and for the account of such Borrower the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

     (b) If, on the Borrowing Date of any Revolving Credit Loans of a Borrower, any Swing Line Loans to such Borrower shall be outstanding, the proceeds of such Revolving Credit Loans to such Borrower shall first be applied to pay in full such Swing Line Loans, with any remaining proceeds to be made available to such Borrower as provided above.

     2.3  Fees. (a) Each Borrower severally, and neither jointly nor jointly and
          ----
severally, agrees to pay to the Administrative Agent for the account of each Lender such Borrower's Pro Rata Allocation (as adjusted from time to time in accordance with the terms hereof) of a commitment fee ("Commitment Fee") during
                                                        --------------
the period which shall begin on the first day of the Commitment Period and shall extend to the Termination Date, which Commitment Fee shall be a quarterly fee, computed at the rate of 0.10% per annum on the average daily amount of the Available Commitments during each calendar quarter. Such Commitment Fee shall be payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Termination Date, commencing on the first of such dates to occur after the date hereof. Solely for the purpose of calculating the Commitment Fee, Swing Line Loans will not be deemed a utilization of the Aggregate Commitments of any Lender.

     (b) Each Borrower severally agrees to pay the Administrative Agent for the account of the Administrative Agent the fees to which it has separately agreed.

     2.4  Termination and Reduction of Commitments. (a) Each Borrower shall have
          ----------------------------------------
the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate all Commitments with respect to such Borrower. Any termination of all Commitments to a Borrower shall be accompanied by prepayment in full of the Loans to such Borrower then outstanding, and payment of such Borrower's Pro Rata Allocation of (i) any accrued Commitment Fees payable by such Borrower hereunder and (ii) any other accrued fees, expenses or indemnified liabilities payable by such Borrower hereunder. The amount of the Aggregate Commitment shall not be affected by any Borrower's termination. Prior to such termination, the Funds shall notify the Administrative Agent in writing as to the Pro Rata Allocations of the remaining Borrowers, effective as of the termination, which notice shall constitute a representation and warranty by each of the remaining Borrowers that no Event of Default has occurred and is continuing with respect to each Borrower whose Pro Rata Allocation has been increased.

          (b) Interest accrued on the amount of any prepayment relating to such termination and any unpaid Commitment Fee accrued hereunder shall be paid on the date of such termination.

          (c) Upon the effective date of such termination, the terminating Borrower shall no longer be obligated to pay Commitment Fees hereunder or any share of any other fees, expenses, or indemnified liabilities that may accrue thereafter.

          (d) The Borrowers shall have the right, upon not less than five Business Days' notice to the Administrative Agent, to reduce the Aggregate Commitment. Any such reduction shall be accompanied by prepayment in full of the Loans to the Borrowers then outstanding that are in excess of the Aggregate Commitment as reduced. Prior to such reduction, MVA and FIRMCO, on behalf of the Borrowers jointly, shall notify the Administrative Agent in writing as to the Pro Rata Allocation of the reduced Aggregate Commitment among the Borrowers, effective as of the reduction.

          (e) The Administrative Agent shall provide each Lender with prompt notice of any Commitment changes pursuant to this Section 2.4.

     2.5  Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby
          ------------------------------------
severally and unconditionally, but not jointly or jointly and severally, promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender to such Borrower on the Maturity Date for such Loan (or such earlier date on which the Loans become due and payable pursuant to Section 2.6(b) or Section 7). Each Borrower hereby further severally, but not jointly or jointly and severally, agrees to pay to the Administrative Agent for the account of each Lender interest on the unpaid principal amount of the Loans to such Borrower from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.7.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

     (c)  The Administrative Agent shall maintain the Register pursuant to
Section 9.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any principal or interest and any other payments received by the Administrative Agent hereunder from each Borrower and each Lender's share thereof. The Administrative Agent shall provide a copy of the Register to each Borrower upon request.

     (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.5(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the
                   ----- -----
obligations of the Borrowers therein recorded, provided, however, that the
                                               --------  -------
failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of any Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

     (e) Each Fund, on its own behalf or, if applicable, on behalf of each investment portfolio thereof that is a Borrower, agrees that, upon the request of any Lender through the Administrative Agent, such Fund will execute and deliver to such Lender a promissory note evidencing the Loans of such Lender to such Fund, or if applicable such Borrower, substantially in the form of Exhibit
                                                                        -------
2.5(e) with appropriate insertions as to date and principal amount (a
------
"Revolving Credit Note").
 ---------------------

     (f) The obligations of each Borrower under its Notes and this Agreement shall be several and neither joint nor joint and several. Notwithstanding anything to the contrary contained in this Agreement, the parties hereto acknowledge and agree that the sole source of payment of the obligations of each Borrower hereunder, including, without limitation, the principal of and interest on each Loan made hereunder to any Borrower, the Commitment Fee payable pursuant to Section 2.3 and any other amounts attributable to the Loans made hereunder to any Borrower shall be the revenues and assets of such Borrower, and not the revenues and assets of any other Borrower (except as provided in Section 9.5(b)) or the revenues and assets of a Fund acting on behalf of a Borrower (except to the extent of the revenues and assets of such Borrower).

     2.6  Optional and Mandatory Prepayments. (a) Each Borrower may prepay the
          ----------------------------------
Loans made to it, in whole or in part, without premium or penalty, upon at least
                                       -------
one Business Day's irrevocable notice to the Administrative Agent, specifying the date and amount of prepayment. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. The aggregate amount of all partial prepayments by the Borrowers then repaying shall be in a principal amount of $500,000 or an integral multiple of $500,000 in excess thereof.

          (b) If, at any time and from time to time, for each Borrower, the Asset Coverage Ratio for all borrowings of such Borrower shall be less than 300% for such Borrower, or (ii) the aggregate amount of all borrowings of a Borrower (including without limitation the Loans made to a Borrower) then outstanding exceeds the borrowing limits provided in such Borrower's Prospectus; then in
                                                                     ----
each case within three Business Days thereafter such Borrower shall repay Loans made to such Borrower to the extent necessary to ensure that (x) the Asset Coverage Ratio of all borrowings of such Borrower after such payments is in compliance with applicable covenants concerning minimum Asset Coverage Ratios set forth in this Agreement and (y) the aggregate amount of all borrowings made to such Borrower then outstanding does not after such payments exceed such limits, as the case may be.

     2.7  Interest Rates and Payment Dates. (a) Each Loan shall bear interest at
          --------------------------------
a rate per annum equal to the Federal Funds Rate plus the Applicable Margin.

          (b) Upon (i) the occurrence and continuance of any Event of Default specified in Section 7(e) with respect to a Borrower or (ii) notice given by the Administrative Agent or the Required Lenders to the Borrower of any other Event of Default, all Loans outstanding to such Borrower shall bear interest at a rate per annum which is the rate that would otherwise be applicable thereto pursuant to the provisions of section 2.7(a), plus 2% per annum. If all or a portion of
(i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any Commitment Fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the Federal Funds Rate plus the Applicable Margin plus 2% per annum from the date of such non-payment until such amount is paid in full. For the avoidance of doubt, the parties hereby agree that the maximum amount of interest payable on the principal amount of any Loan pursuant to this Section 2.7 shall not exceed the sum of the Federal Funds Rate plus the Applicable Margin plus 2% per annum.

          (c) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to the second sentence of
      --------
paragraph (b) of this section 2.7 shall be payable from time to time on demand.

     2.8  Computation of Interest and Fees. (a) Commitment Fees and interest
          --------------------------------
shall be calculated on the basis of a 360-day year for the actual days elapsed. Any change in the interest rate on a Loan resulting from a change in the Federal Funds Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrowers and the Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on each Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of a Borrower, deliver to such Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.7(a).

     2.9  Pro Rata Treatment and Payments. (a) Other than provided in Sections
          -------------------------------
2.13, 2.14 and 2.15, each borrowing by a Borrower from the Lenders hereunder, each payment by a Borrower on account of any Commitment Fee hereunder and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment (including each prepayment) by a Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans of such Borrower then held by the Lenders. All payments (including prepayments) to be made by a Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made no later than 1:00 P.M. New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in Section 9.2 hereof, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its Commitment Percentage of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to a Fund, on its own behalf or, if applicable, on behalf of an investment portfolio thereof that is a Borrower, a corresponding amount. If such amount is not made available by a Lender to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Rate for the period commencing with such Borrowing Date until such Lender makes such amount immediately available to the Administrative Agent (it being understood that none of the Borrowers shall be obligated to repay any such interest paid by the non-funding Lender). A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this
Section 2.9(b) shall be conclusive in the absence of manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon from the date of borrowing at the rate per annum applicable to Loans hereunder, on or before three Business Days following demand therefor, from the relevant Borrower (and such Borrower may borrow under the Commitments or under the Swing Line Commitment to satisfy such demand; provided
                                                                       --------
that, for purposes of Lender shall be excluded). The Administrative Agent shall request of each Lender other than the non-funding Lender that it fund the non-funding Lender's defaulted Commitment (each such other Lender having no commitment or obligation so to fund such Commitment), and if such funding does not occur the Administrative Agent shall use its reasonable efforts to obtain funding of such defaulted Commitment from third-party lenders.

     2.10 Requirements of Law. (a) If any Lender shall have determined that the
          -------------------
adoption of or any change in any Requirement of Law (in each case after the date hereof) of any Governmental Authority regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount determined by such Lender, in its reasonable discretion, to be material, then from time to time, each Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

          (b) If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrowers (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled by providing a certificate setting forth in reasonable detail the basis for the claim for additional amounts and the amounts required to be paid by the Borrowers to such Lender; provided that such Lender shall not be
                                      --------
required to disclose any confidential information. Such certificate as to any additional amounts payable pursuant to this Section submitted by such Lender to the Borrowers (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. No Borrower shall be responsible to compensate such Lender for additional amounts attributable to another Borrower's Loans.

          (c) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrowers shall not be required to
                          --------
compensate a Lender pursuant to this Section for any increased costs or reductions of the rate of return incurred more than 180 days prior to the date that such Lender notifies the Borrowers of the change in the Requirement of Law giving rise to such increased costs or reductions of the rate of return and of such Lender's intention to claim compensation therefor; provided further that,
                                                        -------- -------
if the change in the Requirement of Law giving rise to such increased costs or reductions of the rate of return is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

     2.11 Taxes. (a) All payments made by any Borrower under this Agreement and
          -----
any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding all present and future income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the

Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any
Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld
                             ------------------
from any amounts payable to the Administrative Agent or any Lender hereunder or under any Note, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that a Borrower shall not be required to
                --------  -------
increase any such amounts payable to any Lender that is organized under the laws of a jurisdiction outside the United States of America if such Lender fails to comply with the requirements of paragraph (b) of this Section. Whenever any Non-Excluded Taxes are payable by a Borrower, as promptly as possible thereafter such Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. If a Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          (b) Each Lender that is organized under the laws of a jurisdiction outside the United States of America shall:

          (i) deliver to MVA and FIRMCO, on behalf of the appropriate Fund and any Borrower which is an investment portfolio of such Fund, and the Administrative Agent prior to any payments being made under this Agreement or the Notes (A) two properly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) a properly completed Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

          (ii) deliver to MVA and FIRMCO, on behalf of the appropriate Fund and any Borrower which is an investment portfolio of such Fund, and the Administrative Agent two further properly completed copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to MVA and FIRMCO on behalf of the appropriate Fund and any Borrower which is an investment portfolio of such Fund; and

          (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by MVA and FIRMCO on behalf of the appropriate Fund and any Borrower which is an investment portfolio of such Fund, or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from lawfully completing and delivering any such form with respect to it and such Lender so advises MVA and FIRMCO, on behalf of the appropriate Fund and any Borrower which is an investment portfolio of such Fund, and the Administrative Agent. Such Lender shall certify (A) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (B) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to Section 9.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this Section, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

     2.12 Change of Lending Office; Replacement of Lender.  (a) Each Lender
          -----------------------------------------------
agrees that if it makes any demand for payment under Section 2.10, or any additional amounts are payable under Section 2.11, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for a Borrower to make payments under Section 2.10 or payment of additional amounts under
Section 2.11.

          (b)  If any Lender shall have required compensation pursuant to
Section 2.10, or payment of additional amounts under Section 2.11, the Borrowers shall have the right, with the consent of the Administrative Agent (which shall not be unreasonably withheld), to substitute such Lender with an Eligible Lender (a "Replacement Lender") satisfactory to the Borrowers (which may be one or
    ------------------
more of the other then existing Lenders if they, in their sole discretion, elect to become such Replacement Lender) to assume the Commitment of such Lender and to purchase the Notes held by such Lender, if any, for an amount equal to the principal of, and accrued and unpaid interest on, such Notes, together with the fee specified in Section 9.6(e) and any other costs reasonably incurred by such Lender in connection with its sale of such Notes and the assignment of such Commitment (without recourse to or warranty by such Lender and subject to all amounts due and owing to such Lender under this Agreement having been paid in full). Upon the exercise of such right by the Borrowers and the satisfaction of such conditions thereto, such Lender shall convey its interest to the Replacement Lender in accordance with the procedures set forth in Section 9.6(c).

     2.13 Swing Line Commitment:  Subject to the terms and conditions hereof,
          ---------------------
the Swing Line Lender agrees to make available to each Borrower a portion of the credit otherwise available under the Commitments from time to time during the Commitment Period by making swing line loans ("Swing Line Loans") to such
                                               ----------------
Borrower in an aggregate principal amount not to exceed at any one time outstanding the Swing Line Commitment (provided, however, notwithstanding the
                                       --------  -------
foregoing the Swing Line Loans made by the Swing Line Lender outstanding at any time, when aggregated with the Swing Line Lender's other outstanding Revolving Credit Loans hereunder, may not exceed the Swing Line Lender's Commitment then in effect); provided, further, however, that on the date of the making of any
            --------  -------  -------
Swing Line Loan, the sum of the aggregate principal amount of all outstanding Revolving Credit Loans and Swing Line Loans shall not exceed the total Commitments (less the Commitment of any non-funding Lender referred to in Section 2.9(b)). During the Commitment Period applicable to each Borrower, such Borrower may use the Swing Line Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Each Swing Line Loan shall bear interest at a rate per annum equal to the Federal Funds Rate plus the Applicable Margin.

     2.14 Procedure for Swing Line Borrowing.  Whenever a Borrower desires that
          ----------------------------------
the Swing Line Lender make Swing Line Loans under Section 2.13, the Borrower (or the Fund of which it is an investment portfolio) shall give the Swing Line Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swing Line Lender not later than 3:00 p.m., New York City time, on the proposed Borrowing Date, and must specify the amount of each requested Swing Line Loan. Each borrowing under the Swing Line Commitment shall be in an amount equal to $50,000 or provided, however, that on
                                                     --------  -------
the date of the making of any Swing Line Loan (1) the aggregate principal amount of all Swing Line Loans outstanding shall not exceed the Swing Line Commitment and (2) the sum of the aggregate principal amount of all outstanding Revolving Credit Loans and Swing Line Loans by the Swing Line Lender shall not exceed the total Commitment of the Swing Line Lender. The proceeds of such Swing Line Loan will then be made available to such Borrower on such Borrowing Date by the Swing Line Lender transferring by wire to the custodian of and for the account of such Borrower the aggregate of the amounts made available to the Swing Line Lender in immediately available funds.

     2.15 Refunding of Swing Line Loans.  (a)  The Swing Line Lender, at any
          -----------------------------
time in its sole and absolute discretion may, and on the seventh day (or if such day is not a Business Day, the next Business Day following the seventh day) after the Borrowing Date with respect to any Swing Line Loans to a Borrower shall, on behalf of such Borrower and each Borrower hereby irrevocably directs the Administrative Agent no later than 10:00 A.M., New York City time, on the relevant refunding date, to request each Lender to make, and each Lender hereby agrees to make, a Revolving Credit Loan to such Borrower, at the rate applicable to the Swing Line Loans of such Borrower, in an amount equal to such Lender's Commitment Percentage of the amount of such Swing Line Loans of such Borrower (the "Refunded Swing Line Loans") outstanding on the date of such notice, to
      -------------------------
repay the Swing Line Lender. Each Lender shall make the amount of such Revolving Credit Loan available to the Administrative Agent at its office set forth in Section 9.2 in immediately available funds, no later than 1:00 P.M., New York City time, on the date of such notice. The proceeds of such Revolving Credit Loans shall be distributed by the Administrative Agent to the Swing Line Lender and immediately applied by the Swing Line Lender to repay the Refunded Swing Line Loans. Effective on the day such Revolving Credit Loans are made, the portion of the Swing Line Loans so paid shall no longer be outstanding as Swing Line Loans.

          (b) The making of any Swing Line Loan hereunder at the request of a Borrower shall be subject to the satisfaction of the applicable conditions precedent thereto set forth in Section 4 (unless otherwise waived in accordance with Section 9.1).

          (c) If prior to the making of a Revolving Credit Loan to a Borrower pursuant to Section 2.15(a) one of the events described in paragraph (e) of
Section 7 shall have occurred with respect to such Borrower, each Lender severally, unconditionally and irrevocably agrees that it shall purchase a participating interest in the applicable Swing Line Loans ("Unrefunded
                                                            ----------
Swing Line Loans") in an amount equal to the amount of Revolving Credit Loans
----------------
which would otherwise have been made by such Lender pursuant to Section 2.15(a). Each Lender will immediately transfer to the Administrative Agent, in immediately available funds, the amount of its participation (the "Swing Line
                                                                   ----------
Participation Amount"), and the proceeds of such participation shall be
--------------------
distributed by the Administrative Agent to the Swing Line Lender in such amount as will reduce the amount of the respective participating interest retained by the Swing Line Lender in its Swing Line Loans to the amount of the Revolving Credit Loans which were to have been made by it pursuant to Section 2.15(a).

          (d) Whenever, at any time after the Swing Line Lender has received from any Lender such Lender's Swing Line Participation Amount, such Swing Line Lender receives any payment on account of the Swing Line Loans, such Swing Line Lender will distribute to such Lender its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's pro rata portion of such payment if such payment is not sufficient to
         --- ----
pay the principal of and interest on all Swing Line Loans then due); provided,
                                                                     --------
however, that in the event that such payment received by such Swing Line Lender
-------
is required to be returned, such Lender will return to such Swing Line Lender any portion thereof previously distributed to it by such Swing Line Lender.

          (e) Each Lender's obligation to make the Loans referred to in Section 2.15(a) and to purchase participating interests pursuant to Section 2.15(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 4; (iii) any adverse change in the condition (financial or otherwise) of any Borrower; (iv) any breach of this Agreement or any other Loan Document by any Borrower or any Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     2.16 Designation of Additional Borrowers; Amendments to Schedule I.
          -------------------------------------------------------------
(a) Other portfolios of the Funds and other investment companies registered under the 1940 Act, in either case (a) which have at least $2,000,000 in Total Assets, (b) are (I) equity funds, (II) fixed income funds or (III) any combination thereof, in each case whether investing in domestic or foreign securities or any combination thereof and (c) for which MVA, FIRMCO or an Affiliate thereof, as appropriate, acts as the investment manager, may, with the prior written consent of the Administrative Agent, each Lender and each Fund, which consent shall not be unreasonably withheld, become parties to this Agreement in addition to those Borrowers listed on Schedule I, and be deemed
                                                   ----------
Borrowers for all purposes of this Agreement by executing an instrument substantially in the form of Exhibit 2.16(a) hereto (with such changes therein
                             ---------------
as may be approved by the Administrative Agent and the Lenders), which instrument shall (x) have attached to it a copy of this Agreement (as the same may have been amended) with a revised Schedule I reflecting the participation of
                                      ----------
such additional portfolio or investment company and any prior revisions to
Schedule I effected in accordance with the terms hereof and (y) be accompanied
----------
by the documents and instruments required to be delivered by the Borrowers pursuant to Section 4.1, including, without limitation, an opinion of counsel for the Borrower substantially in the form of Exhibit 4.1(g) hereto.

          (b) No Person shall be admitted as a party to this Agreement as a Borrower unless at the time of such admission and after giving effect thereto:
(i) the representations and warranties set forth in Section 3 shall be true and correct with respect to such Borrower; (ii) such Borrower shall be in compliance in all material respects with all of the terms and provisions set forth herein on its part to be observed or performed at the time of the admission and after giving effect thereto; and (iii) no Default or Event of Default with respect to such Borrower shall have occurred and be continuing.


                   SECTION 3. REPRESENTATIONS AND WARRANTIES

     To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, each Fund, on behalf of itself and, if applicable, on behalf of each investment portfolio thereof that is a Borrower, hereby represents and warrants to the Administrative Agent and each Lender that (it being agreed that each Fund represents and warrants only to matters with respect to itself and, if applicable, each Borrower that is an investment portfolio thereof):

     3.1  Financial Condition.  For each Borrower, the statement of assets
          -------------------
and liabilities as of such Borrower's most recently ended fiscal year for which annual reports have been prepared and the related statements of operations and of changes in net assets for the fiscal year ended on such date, copies of which financial statements, certified by the independent public accountants for the Fund, have heretofore been delivered to each Lender, fairly present, in all material respects, the financial position of such Borrower as of such date and the results of its operations for such period, in conformity with GAAP (as consistently applied).

     3.2  No Change.  For each Borrower, since the date of the statement of
          ---------
assets and liabilities for the most recently ended fiscal year for which annual reports have been prepared for such Borrower, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect with respect to such Borrower.

     3.3  Existence; Compliance with Law.  Each Fund (a) is duly organized
          ------------------------------
and validly existing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority as to those Funds that are organized as corporations, and the trust power and authority as to those Funds that are organized as trusts; and in each case the legal right to own its property and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or business trust and, if a corporation, is in good standing under the laws of each jurisdiction where its ownership of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith, and with clause (c) of this
Section 3.3, could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. The shares of each Fund have been validly authorized.

     3.4  Power; Authorization; Enforceable Obligations.  Each Fund, acting
          ---------------------------------------------
on its own behalf and if applicable on behalf of each investment portfolio thereof that is a Borrower, has the corporate power and authority as to those Funds that are organized as corporations and the trust power and authority as to the Funds that are organized as trusts, and in each case the legal right, to execute, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and thereunder on its own behalf or if applicable on behalf of each investment portfolio thereof that is a Borrower, and has taken all necessary action to authorize the borrowings on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party including, but not limited to, receiving the approval of the majority of non-interested members of the board of trustees or board of directors of each Fund as to entering into the transactions contemplated hereby. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which such Fund, on its own behalf or if applicable on behalf of the investment portfolios thereof which are Borrowers, is a party. This Agreement has been, and each other Loan Document to which a Fund is a party will be, duly executed and delivered by such Fund, on its own behalf or if applicable on behalf of the investment portfolios thereof that are Borrowers. This Agreement constitutes, and each other Loan Document to which a Fund is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Fund (individually and on behalf of each Borrower severally and not jointly or jointly and severally as applicable) enforceable against such Fund (individually and on behalf of each Borrower severally and not jointly or jointly and severally as applicable) in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     3.5  No Legal Bar.  The execution, delivery and performance of the Loan
          ------------
Documents to which each Fund, on its own behalf or, if applicable, on behalf of an investment portfolio thereof that is a Borrower, is a party, the borrowings hereunder and the use of the proceeds thereof (i) will not violate any material Requirement of Law (including, without limitation, the 1940 Act) or Contractual Obligation of any Fund or any Borrower (assuming no Lender is "an affiliated person or an affiliate of an affiliated person" in accordance with the 1940 Act) and (ii) will not result in, or require, the creation or imposition of any material Lien on any of their respective material properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

     3.6  No Material Litigation.  No litigation, investigation or proceeding
          ----------------------
of or before any arbitrator or Governmental Authority is pending or, to the knowledge of each Fund, on its own behalf or if applicable on behalf of the investment portfolios thereof which are Borrowers, threatened by or against such Fund or such Borrowers or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

     3.7  No Default.  No Fund nor any Borrower is in default under or with
          ----------
respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

     3.8  Ownership of Property; Liens.  Each Fund, on its own behalf or, if
          ----------------------------
applicable, on behalf of the investment portfolios thereof which are Borrowers, has good title to all its property, and none of such property is subject to any Lien except as permitted by Section 6.3.

     3.9  No Burdensome Restrictions.  No Requirement of Law or Contractual
          --------------------------
Obligation of any Fund or any Borrower could reasonably be expected to have a Material Adverse Effect.

     3.10 Taxes.  Each Fund, on its own behalf or, if applicable, on behalf
          -----
of the investment portfolios thereof which are Borrowers, has filed all material tax returns which, to the knowledge of such Fund and such Borrowers, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Fund or such Borrowers); no tax Lien has been filed, and, to the knowledge of such Fund and such Borrowers, no claim is being asserted, with respect to any such tax, fee or other charge.

     3.11 Federal Regulations  If requested by any Lender or the Administrative
          -------------------
Agent from time to time, each Fund, on its own behalf or, if applicable, on behalf of the investment portfolios thereof which are Borrowers, will furnish to the Administrative Agent and each Lender a statement and current list of the assets of each Borrower in conformity with the requirements of FR Form U-1 referred to in said Regulation U. Other than the furnishing of such statement and such list, no filing or other action is required under the provisions of Regulations T, U or X in connection with the execution and delivery of the Agreement and the making of the Loans hereunder. No part of the proceeds of any Revolving Credit Loans made hereunder will be used in a manner that violates Regulation U.

     3.12 ERISA.  Neither any Fund nor any Borrower has currently or has had
          -----
at any time any liability or obligation under ERISA or the Code with respect to any Plan maintained by any of them that could reasonably be expected to have a Material Adverse Effect.

     3.13 Certain Regulations.  Neither any Fund nor any Borrower is subject
          -------------------
to regulation under any Federal or State statute or regulation (other than Regulations U and X of the Board of Governors of the Federal Reserve System and the 1940 Act) which limits its ability to incur Indebtedness, and with respect to such Regulations and the 1940 Act, neither any Fund nor any Borrower has failed to be in compliance with such statutes and regulations.

     3.14 Subsidiaries.  No Fund has any Subsidiaries and no equity investment
          ------------
or interest in any other Person (other than portfolio securities which have been acquired in the ordinary course of business).

     3.15 Registration of the Fund.  Each Fund is a registered open-end
          ------------------------
management investment company under the 1940 Act.

     3.16 Offering in Compliance with Securities Laws.  Each Fund that is an
          -------------------------------------------
open-end investment company, on its own behalf or, if applicable, on behalf of the investment portfolios thereof which are Borrowers, has issued all of its securities pursuant to an effective Registration Statement on Form N-1A, or as may otherwise be required by Federal and State securities laws applicable thereto in all material respects.

     3.17 Investment Policies.  Each Borrower is in compliance in all material
          -------------------
respects with all of its Fundamental Investment Policies.

     3.18 Permission to Borrow.  Each Borrower is permitted to borrow hereunder
          --------------------
pursuant to the limits and restrictions set forth in its Prospectus.

     3.19 Accuracy of Information; Electronic Information.  (a) All factual
          -----------------------------------------------
information heretofore or contemporaneously furnished by or on behalf of each Fund, on its own behalf or, if applicable, on behalf of the investment portfolios thereof which are Borrowers, in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby (in each case, as amended, superseded, supplemented or otherwise modified with the knowledge of the Administrative Agent or such Lender) is, and all other such factual information hereafter furnished by or on behalf of such Fund and such Borrowers to the Administrative Agent or any Lender (in each case, as amended, superseded, supplemented or otherwise modified with the knowledge of the Administrative Agent or such Lender) will be, true and accurate in every material respect on the date as of which such information is dated or certified, and to the extent such information was furnished to the Administrative Agent or such Lender heretofore or contemporaneously, as of the date of execution and delivery of this Agreement by the Administrative Agent or such Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

     (b) Neither the Administrative Agent nor any Lender shall be liable to any Fund or Borrower for any damages arising from the Administrative Agent and any Lender's respective use of information or other materials obtained through transmission by e-mail, Intralinks or another similarly secured website, which damages are waived and forgiven.

     3.20 Affiliated Persons.  To the best knowledge of each Fund, such Fund,
          ------------------
and if applicable each portfolio thereof that is a Borrower, is not an "affiliated person" (as defined in the 1940 Act) of the Administrative Agent or any Lender; provided, however, that for purposes of this Section 3.20, (i) the
            --------  -------
record ownership, without the power to vote, of five percent or more of the outstanding voting securities of any Person shall be deemed not to constitute the direct or indirect ownership of, control of, or holding with the power to vote of, such securities, and

(ii) securities of such Fund or such Borrower, as the case may be, held of record by the Administrative Agent or any Lender shall be deemed conclusively, absent written notice to the contrary, to be held without the power to vote such securities.

     3.21 Year 2000.  Each Fund has used commercially reasonable efforts to
          ---------
obtain assurances deemed reasonable by such Fund from its investment adviser, administrator, transfer agent, distributor and custodian (together, the "Service
                                                                         -------
Providers") that the services provided to such Fund will not be materially
---------
disrupted due to the inability of the Service Providers' computer systems to process properly dates on and after January 1, 2000 and distinguish between the year 2000 and the year 1900 ("Year 2000 Problem"). Each Fund has been advised
                              -----------------
by the Service Providers that they anticipate that the transition to the 21st century will not result in a Material Adverse Effect. The disclosures contained herein regarding Year 2000 readiness are designated as Year 2000 readiness disclosures related to the Year 2000 Information & Readiness Disclosure Act.

                        SECTION 4. CONDITIONS PRECEDENT

     4.1  Conditions to Initial Loans.  The agreement of each Lender to make the
          ---------------------------
initial Loan requested to be made by it hereunder is subject to the satisfaction, prior to or concurrently with the making of such Loan, of the following conditions precedent (it being agreed that each Fund need only satisfy the following conditions precedent with respect to itself and, if applicable, each Borrower that is an investment portfolio thereof):

          (a)  Executed Agreement.  The Administrative Agent shall have received
               ------------------
     this Agreement, executed and delivered by a duly authorized officer of each Fund, on its own behalf or, if applicable, on behalf of the investment portfolios thereof which are Borrowers, with a counterpart for each Lender.

          (b)  Notes.  The Administrative Agent shall have received Notes for
               -----
     each Lender which has requested Notes pursuant to Section 2.5(e), executed and delivered by a duly authorized officer of each Fund, on its own behalf or, if applicable, on behalf of the investment portfolios thereof which are Borrowers.

          (c)  Related Agreements. The Administrative Agent shall have received,
               ------------------
     with a copy for each Lender, true and correct copies, certified as to authenticity by a Responsible Officer of each Fund, of the most recent Prospectus for each Borrower, the Custody Agreement of each Fund, with respect to each Borrower if applicable, the Investment Management Agreement of each Fund, with respect to each Borrower if applicable, the current Statement of Additional Information and, if requested by the Lenders, the current Registration Statement for each Borrower, the most recent annual and semi-annual financial reports for each Borrower and such other documents or instruments as may be reasonably requested by the Administrative Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which any Borrower may be a party.

          (d)  Proceedings of the Fund and the Borrowers.  The Administrative
               -----------------------------------------
     Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the board of trustees or directors, as the case may be, of each Fund, on its own behalf or, if applicable, on behalf of the investment portfolios thereof which are Borrowers, authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which each Fund, on its own behalf or, if applicable, on behalf of the investment portfolios thereof which are Borrowers, is a party and (ii) the borrowings contemplated hereunder, certified by a Responsible Officer of such Fund as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and are in full force and effect.

          (e)  Incumbency Certificate.  The Administrative Agent shall have
               ----------------------
     received, with a counterpart for each Lender, a Certificate of each Fund, on its own behalf or, if applicable, on behalf of the investment portfolios thereof which are Borrowers, dated the Closing Date, as to the incumbency and signature of the officers of such Fund executing any Loan Document executed by a Responsible Officer of the Fund, satisfactory in form and substance to the Administrative Agent.

          (f)  Organizational Documents.  The Administrative Agent shall have
               ------------------------
     received, with a counterpart for each Lender, true and complete copies of the charter or certificate, as the case may be, and by-laws of each Fund, certified as of the Closing Date as complete and correct copies thereof by a Responsible Officer of such Fund, including without limitation those organizational documents establishing the investment portfolios which are Borrowers thereof.

          (g)  Legal Opinions.  The Administrative Agent shall have received,
               --------------
     with a counterpart for each Lender, the executed legal opinion of counsel to each Fund and each Borrower, in the form of Exhibit 4.1(g) hereto. Such
                                                    --------------
     legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent or any Lender may reasonably require.

          (h)  Financial Information.  The Administrative Agent shall have
               ---------------------
     received, with a copy for each Lender, the most recent publicly available financial information (which includes a list of portfolio securities) for each Borrower.

          (i)  Termination of other Credit Facilities.   All other credit
               --------------------------------------
     facilities to which any Borrower is a party shall have been terminated.

     4.2  Conditions to Each Loan.  The agreement of each Lender to make any
          -----------------------
Loan requested by a particular Fund, on its own behalf or, if applicable, on behalf of an investment portfolio thereof that is a Borrower, to be made by it on any date (including, without limitation, its initial Loan) is subject to the satisfaction of the following conditions precedent:

          (a)  Representations and Warranties.  Each of the representations and
               ------------------------------
     warranties (other than Section 3.2) made by a Fund, on its own behalf and, if applicable, on behalf of each investment portfolio thereof which is a Borrower, in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (it being understood that any representation and warranty which by its terms is made as of a specific date shall be required to be true and correct in all material respects only as of such specified date).

          (b)  No Default.  No Default or Event of Default shall have occurred
               ----------
     with respect to the requesting Fund, on its own behalf or, if applicable, on behalf of the investment portfolio thereof which is a Borrower, and be continuing on such date or after giving effect to the Loans requested to be made on such date.

          (c)  Maximum Borrowing Limits.  After giving effect to the proposed
               ------------------------
     Loans to be made, (i) the Asset Coverage Ratio for all borrowings of such Borrower shall not be less than 300% or exceeds the borrowing limits set forth in its Prospectus and/or Registration Statement or the 1940 Act ("Maximum Borrowing Limits") and (ii) the requesting Borrower shall not have violated any Requirements of Law (except such violations as could reasonably be expected not to be material).

          (d)  Regulation U; Form U-1.  The Lenders shall be satisfied that the
               ----------------------
     Loans and the use of proceeds thereof comply in all respects with Regulation U. To the extent required by Regulation U, the Administrative Agent shall have received a copy of either (i) FR Form U-1, duly executed and delivered by each Fund, on its own behalf or if applicable on behalf of the investment portfolios thereof which are Borrowers and completed for delivery to each Lender, in form acceptable to the Administrative Agent, or
     (ii) a current list of the assets of each Borrower (including all "margin stock" (as defined in Regulation U) from each Borrower), in form acceptable to the Administrative Agent and in compliance with Section 221.3(c)(2) of Regulation U.

          (e)  Additional Matters.  All corporate and other proceedings, and all
               ------------------
     documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by a Borrower hereunder shall constitute a representation and warranty by the Fund of which such Borrower is a portfolio, on its own behalf and on behalf of such Borrower, as of the date thereof that the conditions contained in this Section have been satisfied with respect to such Borrower, and the Fund of which it is an investment portfolio if applicable.

                       SECTION 5. AFFIRMATIVE COVENANTS

     Each Fund, on its own behalf or if applicable on behalf of the investment portfolios thereof which are Borrowers, hereby agrees that, so long as (i) the Commitments remain in effect with respect to it or any Borrower or (ii) any amount is owing by it or any Borrower to any Lender or the Administrative Agent hereunder or under any other Loan Document, it and any Borrower that is a part of the Fund shall (it being agreed that the Fund covenants only to matters with respect to itself and if applicable each Borrower several and not jointly or jointly and severally that is an investment portfolio thereof):

     5.1  Financial Statements.  Furnish to the Administrative Agent (with
          --------------------
copies for each Lender):

          (a) as soon as available and in any event within 75 days after the end of each fiscal year of such Borrower, a statement of assets and liabilities of such Borrower as at the end of such fiscal year, a statement of operations for such fiscal year, a statement of changes in net assets for such fiscal year and the preceding fiscal year, a portfolio of investments as at the end of such fiscal year and the per share and other data for such fiscal year prepared in accordance with GAAP (as consistently applied) and all regulatory requirements, and all presented in a manner acceptable to the Securities and Exchange Commission or any successor or analogous Governmental Authority and certified by either with respect to Borrowers (i) which are investment portfolios of Firstar Funds, Inc., Pricewaterhouse Coopers LLP and (ii) which are portfolios of Mercantile Mutual Funds, Inc., KPMG LLP, or any other independent certified public accountants of recognized standing;

          (b) as soon as available and in any event within 60 days after the close of the first six-month period of each fiscal year of such Borrower, a statement of assets and liabilities as at the end of such six-month period, a statement of operations for such six-month period, a statement of changes in net assets for such six-month period and a portfolio of investments as at the end of such six-month period, all prepared in accordance with regulatory requirements and all certified (subject to normal year end adjustments) as to fairness of presentation, GAAP (as consistently applied) and consistency by a Responsible Officer; and

          (c) as soon as available, but in any event not later than 10 days after the end of each month of each fiscal year of each Borrower, the net asset value sheet of such Borrower as at the end of such month, in the form and detail similar to those customarily prepared by the Fund's management for internal use and reasonably satisfactory to the Administrative Agent, certified by a Responsible Officer, as being fairly stated in all material respects; provided, however, that if any Borrower has Loans outstanding,
               --------  -------
     such Borrower shall provide each Lender with (i) such net asset value sheet described above in this Section and (ii) a certificate of a Responsible Officer showing in reasonable detail the calculations supporting such Borrower's compliance with Section 6.1, within two Business Days after the end of each calendar week so long as any Loans to such Borrower remain outstanding;

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

     5.2  Certificates; Other Information. Furnish to the Administrative Agent
          -------------------------------
(with copies for each Lender):

          (a) concurrently with the delivery of the financial statements referred to in Sections 5.1(a), (b) and (c) and the quarterly report in
     Section 5.2(c), a certificate of a Responsible Officer stating that (i) to the best of such Officer's knowledge, such Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and (ii) no Default or Event of Default has occurred and is continuing except as specified in such certificate;

          (b) within five days after they are sent, copies of all financial statements and reports which each Borrower sends to its investors, and within five Business Days after they are filed, copies of all financial statements and reports which each Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

          (c) as soon as available, but in any event not later than 10 days after the end of each quarter, a certificate of a Responsible Officer (i) stating that the list of each Borrower's portfolio securities attached to such certificate is true and correct and (ii) showing in reasonable detail the calculations supporting such Borrower's compliance with Section 6.1; and

          (d) promptly, such additional financial and other information as any Lender may from time to time reasonably request, including, but not limited to, copies of all changes to each Borrower's Prospectus and Registration Statement.

     5.3  Payment of Obligations.  Pay, discharge or otherwise satisfy at or
          ----------------------
before maturity or before they become delinquent, as the case may be, all such Borrower's obligations of whatever nature, except where (i) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Borrower, as the case may be, or (ii) the failure to timely make payment thereof could not reasonably be expected to have a Material Adverse Effect.

     5.4  Conduct of Business and Maintenance of Existence.  Except as otherwise
          ------------------------------------------------
permitted herein, continue to engage in (i) such Borrower's investment business in accordance with its Investment Policies, Prospectus and Registration Statement and preserve, renew and keep in full force and effect its existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except to the extent that failure to take such actions could not, in the aggregate, be reasonably expected to have a Material Adverse Effect; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect; maintain at all times its status as an investment company or a series of an investment company registered under the 1940 Act; maintain at all times its current primary custodians responsible for the safekeeping of portfolio securities, or replacement custodians (1) which are a bank or trust company organized under the laws of the United States or a political subdivision thereof having assets of at least $10,000,000,000 and a long-term debt or deposit rating of at least A from S&P or A2 from Moody's or
(2) with the prior written consent of the Required Lenders, which consent shall not be unreasonably withheld, any other bank or trust company organized under the laws of the United States or political subdivision thereof.

     5.5  Maintenance of Property; Insurance.  Keep all property useful and
          ----------------------------------
necessary in such Borrower's business, if any, in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by entities engaged in the same or similar business or as may otherwise be required by the Securities and Exchange Commission or any successor or analogous Governmental Authority (including, without limitation, (a) fidelity bond coverage as shall be required by Rule 17g-1 promulgated under the 1940 Act or any successor provision and (b) errors and omissions insurance); and furnish to each Lender, upon written request, full information as to the insurance carried.

     5.6  Inspection of Property; Books and Records; Discussions.  Keep proper
          ------------------------------------------------------
books of records and account in which full, true and correct, in all material respects, entries in conformity with GAAP and all material Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of (i) the Administrative Agent, upon its own discretion or at the reasonable request of any Lender, and (ii) upon the occurrence and during the continuance of an Event of Default, any Lender, to visit and inspect any of such Borrower's properties and examine and make abstracts from any of its books and records during normal business hours and to discuss the business, operations, properties and financial and other condition of such Borrower with officers and employees of such Borrower and with its independent certified public accountants; provided that, unless a Default or
                                          --------
an Event of Default shall have occurred and be continuing, the Administrative Agent shall provide the Borrowers with five Business Days' prior notice of such visit and shall conduct such visit not more than once a year.

     5.7  Notices.  Promptly give notice to the Administrative Agent and each
          -------
Lender of:

          (a) the occurrence of any Default or Event of Default with respect to such Borrower;

          (b) any (i) default or event of default under any Contractual Obligation of such Borrower or such Fund or (ii) litigation, investigation or proceeding which may exist at any time between such Fund, on its own behalf or if applicable on behalf of the investment portfolios thereof which are Borrowers and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding affecting such Borrower, or the Fund of which it is an investment portfolio if applicable, in which the amount reasonably determined to be at risk is more than 5% of such Borrower's net assets and not covered by insurance or in which injunctive or similar relief is sought;

          (d) any change in such Borrower's Prospectus or Registration Statement involving Investment Policies which could materially increase the risks to the shareholders of the Borrower or which would increase the borrowing limits provided for in such Borrower's Prospectus; and

          (e) any development or event in the business activities of a Borrower which could reasonably be expected to have a Material Adverse Effect on any such Borrower.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and if appropriate stating what action such Fund or such Borrower proposes to take with respect thereto.

     5.8  Purpose of Loans.  Use the proceeds of the Loans for temporary or
          ----------------
emergency purposes, including, without limitation, funding of shareholder redemptions or the payment of dividends (i) which are required by law or in connection with the maintenance of the Borrower's tax status or (ii) for the purpose of avoiding imposition of federal excise tax. Without limiting the foregoing, no Borrower will, directly or indirectly, use any part of such proceeds for any purpose which would violate any provision of its Registration Statement or any applicable statute, regulation, order or restriction, including but not limited to Regulation U; provided, however, that neither the
                                 --------  -------
Administrative Agent nor any Bank shall have any responsibility as to the use of any of such proceeds.


                         SECTION 6. NEGATIVE COVENANTS

          Each Fund, on its own behalf or if applicable on behalf of the investment portfolios thereof which are Borrowers, hereby agrees that, so long as (i) the Commitments remain in effect with respect to it or any such Borrower or (ii) any amount is owing by it or any such Borrower to any Lender or the Administrative Agent hereunder or under any other Loan Document, it and any such Borrower shall not, without the prior written consent of the Lenders, directly or indirectly (it being agreed that each Fund agrees only to matters with respect to itself and if applicable each Borrower, severally and not jointly and severally, that is an investment portfolio thereof):

     6.1  Financial Condition Covenant.  Permit the Asset Coverage Ratio of
          ----------------------------
such Borrower to be less than 300% for such Borrower; or allow borrowings and/or Indebtedness of such Borrower to exceed the limits set forth in such Borrower's Prospectus or allow borrowings and/or Indebtedness to exceed the requirements of the 1940 Act.

     6.2  Limitation on Indebtedness; Derivatives. (a) Create, incur, assume or
          ---------------------------------------
suffer to exist any Indebtedness of such Borrower, except Indebtedness of such Borrower or Subsidiary incurred (i) under this Agreement and the Notes, (ii) in the ordinary course of business of such Borrower (including liens arising from securities lending, margin accounts, reverse repos and similar investment activities) or (iii) in the form of reverse repurchase transactions, dollar rolls or other transactions entered into primarily for investment purposes which have the effect of borrowing and, in each case, which is not otherwise prohibited by law, is in the ordinary course of business, is not in contravention of such Borrower's Prospectus, or in such Fund's certificate of incorporation or by-laws, with respect to such Funds, and is reflected properly in the calculation of the Asset Coverage Ratio.

     (b) Invest in, or incur Indebtedness or other liability to any Person with respect to, any Swap Obligation or derivative instrument (including without limitation any swap, collar, cap, puts, calls, equity derivative or mortgage-backed or debt-backed derivative) unless each of the following is true: (i) such Swap Obligation or derivative instrument, if marked-to-market on a net daily basis (or marked to value in a manner reasonably acceptable to the Administrative Agent), is appropriately reflected in the calculation of Asset Coverage Ratio, and (ii) the purpose of the investment in such Swap Obligation or derivative instrument is to augment the capital appreciation or current income of or by such Borrower, or to hedge or manage the risk of various current or future exposures of the Borrower.

     6.3  Limitation on Liens. Create, incur, assume or suffer to exist any
          -------------------
Lien upon any of the property, assets or revenues, whether now owned or hereafter acquired of such Borrower, except for (i) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided
                                                                       --------
that adequate reserves with respect thereto are maintained on the books of such Borrower in conformity with GAAP, (ii) Liens arising in connection with claims for advances made by or payments due to any custodian under the Custody Agreements set forth in Schedule IV hereto, (iii) Liens created, incurred,
                        -----------
assumed or suffered to exist in compliance with the Prospectus and statement of additional information of such or organizational documents of such Subsidiary and (iv) any other Liens created, incurred, assumed or suffered to exist in the ordinary course of such Borrower's business, and which, in each case, are not otherwise prohibited by any Requirement of Law.

     6.4  Limitation on Guarantee Obligations. Create, incur, assume or suffer
          -----------------------------------
to exist any material Guarantee Obligation of such Borrower, except as may occur in the ordinary course of such Borrower's business and which is not otherwise prohibited by any Requirement of Law.

     6.5  Limitation on Fundamental Changes. Enter into, or permit any of its
          ---------------------------------
Subsidiaries to enter into, any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself or such Borrower (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of all of the property, business or assets of itself, such Borrower, or such Subsidiary in a single transaction or in related transactions, or make any material change in its present method of conducting business; except
                                                                          ------
that, so long as no Default or Event of Default shall have occurred and be continuing, a Borrower will be permitted to (i) enter into any merger, consolidation or amalgamation with one or more Borrowers or, with the consent of the Required

Lenders (such consent which shall not be unreasonably withheld), one or more Affiliates of such Borrower if, in each case, MVA or FIRMCO or one of its respective Affiliates, as appropriate, is the investment manager to the entity surviving such merger, consolidation or amalgamation and such entity assumes the obligations of such Borrower under the Loan Documents and complies with the provisions hereof or (ii) liquidate, wind up or convey, sell lease, assign, transfer or otherwise dispose of all of the property, business or assets of such Borrower if it repays all Loans made to it prior to liquidation. Any Borrower undertaking any action described in clause (ii) above shall comply with the termination provisions described in Section 2.4 hereof.

     6.6  Limitation on Distributions. At any time, make any distribution to the
          ---------------------------
shareholders of such Borrower, whether now or hereafter existing, either directly or indirectly, whether in cash or property or in obligations of the Borrower if such distribution results in a Default or Event of Default. During the occurrence and continuation of an Event of Default specified in paragraphs
(a) or (e) of Section 7 or an Event of Default arising in connection with a Borrower's having failed to comply with Section 6.1, make any distribution to the shareholders of such Borrower, whether now or hereafter existing, either directly or indirectly, whether in cash or property or in obligations of the Borrower. Notwithstanding the foregoing, nothing herein shall prevent a Borrower from making (i) distributions that are required to enable such Borrower to qualify as a "regulated investment company" under Sections 851-855 of the Code or otherwise to minimize or eliminate federal or state income or excise taxes payable by such Borrower, or (ii) distributions that are required by any other Requirement of Law.

     6.7  Limitation on Investments, Loans and Advances. Make any advance, loan,
          ---------------------------------------------
extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of or make any other investment in, any Person, except those not inconsistent with such Borrower's Investment Policies.

     6.8  Limitation on Transactions with Affiliates. Enter into any
          ------------------------------------------
transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) not otherwise prohibited under this Agreement and not in violation of the 1940 Act, (b) in the ordinary course of such Borrower's business, and (c) upon terms which are fair and reasonable in light of comparable quality services it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

     6.9  Limitation on Negative Pledge Clauses. Enter into with any Person any
          -------------------------------------
agreement, other than this Agreement or the other Loan Documents, which prohibits or limits the ability of such Borrower to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except such agreements entered into in the ordinary course of such Borrower's business and which are not otherwise prohibited by any Requirement of Law.

     6.10 Limitation on Changes to Investment Policies. Except as may be
          --------------------------------------------
required by law; make any amendment to a Borrower's Prospectus or the registration statement of the relevant Fund (i) relating to any changes in the Fundamental Investment Policies of such Borrower or (ii) increasing the Maximum Borrowing Limits without the consent of the Required Lenders (which consent shall not be unreasonably withheld).

                         SECTION 7. EVENTS OF DEFAULT

     Subject to the final paragraph of this Section 7, if any of the following events shall occur and be continuing with respect to any Fund, on its own behalf or if applicable on behalf of the investment portfolios thereof which are Borrowers, as the case may be (each an "Event of Default") or with respect to
                                        ----------------
any Fund in the case of a Fund Event or Default (as defined below):

          (a) A Borrower shall fail to pay any principal of any Loan when due in accordance with the terms thereof or hereof, including without limitation any failure to make a mandatory prepayment due pursuant to the provisions of Sections 2.6(b) or 6.1; or a Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

          (b) Any representation or warranty made or deemed made by any Fund, on its own behalf or if applicable on behalf of the investment portfolios thereof which are Borrowers, or made or deemed made at such Fund's or Borrower's request, herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (c) A Fund, on its own behalf or if applicable on behalf of the investment portfolios thereof which are Borrowers, shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs
     (a) and (b) of this Section), and such default shall continue unremedied for a period of 30 days or, solely in the case of such default arising under Sections 5.4, 5.7 or 6.5 hereof, five Business Days; or

          (d) A Fund, on its own behalf or if applicable on behalf of the investment portfolios thereof which are Borrowers, shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Loans), Interest Rate Agreement, Swap Obligation or in the payment of any Guarantee Obligation, beyond the grace period (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness, Interest Rate Agreement, Swap Obligation or Guarantee Obligation was created, if the aggregate amount of the Indebtedness, Interest Rate Agreement, Swap Obligations and/or Guarantee Obligations in respect of which such default or defaults shall have occurred is equal to the lesser of (A) $10,000,000 or (B) an amount equal to 5% of such Fund's or such Borrower's net assets; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness, Interest Rate Agreement, Swap Obligation or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such

     Guarantee Obligation, Interest Rate Agreement, or Swap Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness, Interest Rate Agreement or Swap Obligation to become due prior to its stated maturity or such Guarantee Obligation to become payable if the aggregate amount of the Indebtedness, Interest Rate Agreement, Swap Obligations and/or Guarantee Obligations subject to becoming so due or so payable is equal to the lesser of (A) $10,000,000 or (B) 5% of such Borrower's or Fund's net assets; or

          (e) (i) A Fund, on its own behalf or if applicable on behalf of the investment portfolios thereof which are Borrowers, shall commence any case, proceeding or other action with respect to itself or any such Borrower (A) under any then applicable law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or a Fund, on its own behalf or if applicable on behalf of any investment portfolio thereof which is a Borrower, shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against such a Fund or Borrower, any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment and (B) remains undismissed, undischarged, unstayed, unvacated or unbonded pending appeal within 30 days from the entry thereof; or (iii) there shall be commenced against a Fund, on its own behalf or if applicable on behalf of the investment portfolios thereof which are Borrowers, any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 30 days from the entry thereof; or (iv) such a Fund or Borrower shall take any action in material furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) a Fund, on its own behalf or if applicable on behalf of the investment portfolios thereof which are Borrowers, shall not, or shall be unable to, pay its debts as they become due for ten (10) days after written notice thereof to such Fund or actual knowledge thereof by such Fund, or shall admit in writing its inability to pay its debts as they become due; or

          (f) Either a Borrower or any Commonly Controlled Entity of such Borrower incurs any liability to any Plan maintained by any of them which could reasonably be expected to have a Material Adverse Effect; or

          (g) One or more judgments or decrees shall be entered against a Fund, on its own behalf or if applicable on behalf of the investment portfolios thereof which are Borrowers, involving in the aggregate a liability (not fully covered by insurance or otherwise paid or discharged) equal to the lesser of (A) $2,500,000 or (B) 5% or more of such Fund's or such Borrower's net assets, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

          (h) Unless consented to by the Lenders, MVA or FIRMCO, as the case may be, or a Person directly controlling, controlled by, or under common control with MVA or FIRMCO, as the case may be, shall no longer act as investment manager for the Borrowers; or

          (i) A Fund's or a Borrower's registration under the 1940 Act shall lapse or be suspended (or proceedings for such purpose shall have been instituted); or

          (j) A Borrower shall fail to materially comply with its Fundamental Investment Policies;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (e) of this Section with respect to such Borrower (or the Fund acting on behalf of one or more Borrowers), automatically the Commitments available to such Borrower (or all of such Borrowers if the Fund is acting on behalf of one or more Borrowers) shall immediately terminate and the Loans hereunder made to any such Borrower (with accrued interest thereon) and all other amounts owing under this Agreement by such Borrower shall immediately become due and payable, and (B) if such event is any other Event of Default with respect to such Borrower, any or all of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to such Borrower declare the Commitments available to such Borrower (or all of the Borrowers which are investment portfolios of such Fund if such Event of Default is the Fund Event of Default (as defined below)) to be terminated forthwith, whereupon such Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to such Borrower, declare the Loans to such Borrower (with accrued interest thereon) and all other amounts owing under this Agreement by such Borrower (or all of the Borrowers which are investment portfolios of such Fund if such Event of Default is a Fund Event of Default) to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

     Notwithstanding any other provision herein to the contrary, Defaults and Events of Default shall have the following results:

          (i) a Default or Event of Default with respect to one Borrower shall not constitute a Default or Event of Default with respect to any other Borrower;

          (ii) except as set forth in clause (iii) below, a Default or Event of Default with respect to a Fund acting on behalf of one or more Borrowers that is an investment portfolio of such Fund shall constitute a Default or Event of Default, as the case may be, only with respect to the Borrower(s) implicated in, or affected by, the act or omission causing such Default or Event of Default;

          (iii) a Fund Default or a Fund Event of Default (each as defined below) with respect to a Fund acting on behalf of one or more Borrowers that is an investment portfolio thereof shall constitute a Default or Event of Default, as the case may be, with respect to all such Borrowers that are an investment portfolio of such Fund; and

          (iv) an Event of Default of the type described in paragraph (h) of this Section 7 shall constitute an Event of Default with respect to all Borrowers for which MVA or FIRMCO, as the case may be, no longer acts as investment manager.

     "Fund Event of Default" shall mean an Event of Default with respect to a
      ---------------------
Fund as a whole and not with respect to any Borrower or a Fund acting on behalf of a Borrower (A) of any of the types described in paragraphs (d), (e), (g), or
(i) of this Section 7, or (B) arising from such Fund's failure to comply with the covenants set forth in Sections 5.3, 5.4, 5.5 or 6.5. "Fund Default" shall
                                                           ------------
mean any of the events giving rise to Fund Events of Default, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied. Notwithstanding anything herein to the contrary, a Default or Event of Default with respect to one Borrower shall not constitute a Default or Event of Default with respect to any other Borrower.

                     SECTION 8.  THE ADMINISTRATIVE AGENT

     8.1  Appointment. Each Lender hereby irrevocably designates and appoints
          -----------
the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on such Lender's behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

     8.2  Delegation of Duties. The Administrative Agent may execute any of its
          --------------------
duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence, willful misfeasance, bad faith or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

     8.3  Exculpatory Provisions. Neither the Administrative Agent nor any of
          ----------------------
its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Fund or any Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Borrower or any Fund to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Fund or any Borrower.

     8.4  Reliance by Administrative Agent. The Administrative Agent shall be
          --------------------------------
entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to a Fund or a Borrowers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders or all of the Lenders, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

     8.5  Notice of Default. The Administrative Agent shall not be deemed to
          -----------------
have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders and each Borrower. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders or all of the Lenders, as applicable; provided that unless and until the Administrative Agent shall have
            --------
received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     8.6  Non-Reliance on Administrative Agent and Other Lenders. Each Lender
          ------------------------------------------------------
expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of a Fund or Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Fund or any Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     8.7  Indemnification. The Lenders agree to indemnify the Administrative
          ---------------
Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such
--------
liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

     8.8  Administrative Agent in Its Individual Capacity. The Administrative
          -----------------------------------------------
Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Fund or any Borrower as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents. With respect to the Loans made by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the

Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

     8.9  Successor Administrative Agent. The Administrative Agent may resign as
          ------------------------------
Administrative Agent upon 30 Business Days' notice to the Lenders and the Borrowers and shall refund to the Borrowers a portion of the administrative agency fee (referenced in the Fee Letter signed by the Administrative Agent and the Funds) calculated on a pro rata basis for the period beginning but not including the thirtieth day following notice of resignation from the Administrative Agent to and including the Termination Date. The Lenders shall use reasonable best efforts to appoint a successor Administrative Agent within the thirty-day period. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.


                           SECTION 9.  MISCELLANEOUS

     9.1  Amendments and Waivers. Neither this Agreement nor any other Loan
          ----------------------
Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with each Fund, on its own behalf or if applicable on behalf of the investment portfolios thereof which are Borrowers, written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of such Borrowers hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment,
              --------
supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender affected thereby, or (ii) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, in each case without the written consent of all the Lenders except as specifically provided herein, or (iii) amend, waive or modify the first two sentences of Section

2.9(a), in each case without the written consent of all the Lenders, or (iv) amend, waive or modify the requirement contained in the first sentence of
Section 2.16(a) that consent of all the Lenders is required to approve the addition of Borrowers to this Agreement, in each case without the written consent of all the Lenders, or (v) amend, waive or modify Section 2.6(b) without the written consent of all the Lenders, or (vi) amend, waive or modify Section
6.1 without the written consent of all the Lenders, or (vii) amend, modify or waive any provision of Section 8 without the written consent of the then Administrative Agent. Any such waiver and any such amendment, supplement or modification shall be effective (A) only for such Borrower(s) on whose behalf a Fund executed such document(s) and (B) in the specific instance and for the specific purpose for which given.

     9.2  Notices. All notices, requests and demands to or upon the respective
          -------
parties hereto to be effective shall be in writing (which writing may be in the form of a facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or five days after being deposited in the mail, postage prepaid, or, in the case of facsimile notice, when received, addressed as follows in the case of any Fund, any Borrower and the Administrative Agent, and as set forth in Schedule II in
                                                               -----------
the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

Mercantile Mutual Funds, Inc.
and all Borrowers that are
Investment portfolios thereof:
                                   Mercantile Mutual Funds, Inc.
                                   c/o Mississippi Valley Advisors, Inc.
                                   One Mercantile Center
                                   7/th/ & Washington Streets
                                   St. Louis, MO 63101
                                   Attn: Timothy S. Engelbrecht
                                   Telephone: 314-418-2692
                                   Facsimile: 314-418-1827

Firstar Funds, Inc.
and all Borrowers
that are investment
portfolios therof:
                                   Firstar Funds, Inc.
                                   c/o Firstar Investment Research &
                                   Management Company, LLC
                                   777 E. Wisconsin Avenue
                                   Suite 800
                                   Milwaukee, WI 53222
                                   Attn: Laura Rauman
                                   Telephone: 414-765-6090
                                   Facsimile: 414-276-9986

     The Administrative
     Agent:
                         The Chase Manhattan Bank
                         Loan and Agency Services Group
                         One Chase Manhattan Plaza
                         8th Floor
                         New York, New York 10081
                         Attention:  Ms. Laura Rebecca
                         Facsimile: (212) 552-7490

         and

                         The Chase Manhattan Bank
                         270 Park Avenue
                         15th Floor
                         New York, New York 10017
                         Attention: Mr. Roger A. Parke
                         Facsimile: (212) 270-1789

provided that any notice, request or demand to or upon the Administrative Agent
--------
or the Lenders pursuant to Section 2.2, 2.4, 2.6, or 2.8 shall not be effective until received.

     9.3  No Waiver; Cumulative Remedies.  No failure to exercise and no delay
          ------------------------------
in exercising, on the part of any party hereto, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     9.4  Survival of Representations and Warranties.  All representations
          ------------------------------------------
and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

     9.5  Payment of Expenses and Taxes; Indemnification.  (a) Each Fund, on
          ----------------------------------------------
its own behalf or if applicable on behalf of the investment portfolios thereof which are Borrowers, agrees severally (subject to Section 9.5(b) below) (i) to reimburse the Administrative Agent for its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (ii) to reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement with respect to such Borrower, the other Loan

Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent, (iii) to indemnify and hold each Lender and the Administrative Agent harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents with respect to such Borrower, and (iv) to indemnify and hold each Lender and the Administrative Agent (and their respective affiliates, directors, officers, agents and employees (collectively with the Administrative Agent and the Lenders, the "Indemnified Parties")) harmless from and against any and all other
              -------------------
liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable costs, reasonable out-of-pocket expenses or disbursements of any kind or nature whatsoever arising from or in connection with the execution, delivery, enforcement, performance and administration of this Agreement, the actual or proposed use of proceeds, the other Loan Documents and any such other documents (all the foregoing in this clause (iv), collectively, the "indemnified
                                                           -----------
liabilities"), provided, that such Fund, on its own behalf or if applicable on
-----------    --------
behalf of the investment portfolios thereof which are Borrowers shall have no obligation hereunder to any Indemnified Party with respect to indemnified liabilities arising from (A) with respect to any Indemnified Party, the gross negligence or willful misconduct of such Indemnified Party, (B) disputes arising between or among the Lenders or (C) with respect to any such Indemnified Party, the failure of such Indemnified Party (and its Affiliates) to comply with any Requirement of Law. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

          (b) Notwithstanding any other provision in this Agreement to the contrary, to the extent any obligation to reimburse or indemnify any Indemnified Party that arises pursuant to Section 9.5(a) is not attributable to any particular Borrower, then such reimbursement or indemnification shall be made by each Borrower (ratably, in accordance with its Pro Rata Allocation). To the extent any such obligation to reimburse or indemnify any Indemnified Party is attributable to one or more Borrowers, then such reimbursement or indemnification shall be made by each such Borrower to the extent of its liability therefor.

    9.6   Successors and Assigns; Participations and Assignments. (a)  This
          ------------------------------------------------------
Agreement shall be binding upon and inure to the benefit of the Funds, the Borrowers, the Lenders, the Administrative Agent and their respective successors and assigns, except that, neither any Fund nor any Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender, except as may otherwise be provided herein.

          (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable laws, at any time sell to one or more Eligible Lenders ("Participants") participating interests in any Loan owing to
                   ------------
such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder, including the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may
                             --------
provide that (i) such Lender will not agree to any modification, amendment or waiver of this Agreement described in clause (i) of the proviso in Section 9.1 without the consent of the Participant and (ii) the Participant may obtain voting rights limited to changes in respect of the principal amount, interest rates, fees and term of the Loans. Each Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable laws, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such
           --------
Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 9.7(a) as fully as if it were a Lender hereunder. Each Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.10 and 2.11 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.11, such Participant shall have complied
--------
with the requirements of said Section and provided, further, that no Participant
                                          --------
shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to (1) any Lender or any affiliate thereof that is an Eligible Lender or (2) so long as no Default or Event of Default has occurred and is continuing, with the consent of the Borrowers, which consent is not to be unreasonably delayed or withheld, and, in any event, with the reasonable consent of the Administrative Agent, to an additional Eligible Lender (an "Assignee")
                                                                   --------
all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit 9.6(c), executed by such Assignee, such assigning Lender and the
        --------------
Administrative Agent (and, provided (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Assignee is not an Affiliate of the assigning Lender, the Funds, on behalf of the Borrowers) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided,
                                                                       --------
however, that assignments to entities other than Lenders or Affiliates thereof
-------
must be in amounts of at least $5,000,000. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto and the Commitment of the Assignee shall be in an amount equal to that of such assigning Lender prior to the execution of such Assignment and Acceptance).

          (d) The Administrative Agent, on behalf of the Borrowers, shall maintain at the address of the Administrative Agent referred to in Section 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and
 --------
the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and each Fund, on its own behalf or if applicable on behalf of the investment portfolios thereof which are Borrowers, the Administrative Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and the Administrative Agent and consented to in writing by the Borrowers if the assignment is not to an Affiliate of a Lender and no Default or Event of Default has occurred) together with payment by the assigning Lender or Assignee to the Administrative Agent of a registration and processing fee of $3,000 (for which no Borrower shall have an obligation to reimburse), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and to each Fund, on its own behalf or if applicable on behalf of the investment portfolios thereof which are Borrowers.

          (f) Each Fund, on its own behalf or if applicable on behalf of the investment portfolios thereof which are Borrowers, authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any
                                                  ----------
prospective Transferee any and all financial information in such Lender's possession concerning such Fund or such Borrower and their Affiliates which has been delivered to such Lender by or on behalf of such Fund or such Borrowers pursuant to this Agreement or which has been delivered to such Lender by or on behalf of such Fund or such Borrowers in connection with such Lender's credit evaluation of such Funds, Borrowers and their Affiliates prior to becoming a party to this Agreement.

          (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

     9.7  Adjustments; Set-off. (a) If any Lender (a "Benefited Lender")
          --------------------                        ----------------
shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(e), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided,
                                                                 --------
however, that if all or any portion of such excess payment or benefits is
-------
thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, with prompt notice subsequent to the exercise of such rights but without prior notice to such Borrower, any such notice being expressly waived by each Fund, on its own behalf or if applicable, on behalf of such Borrower, to the extent permitted by applicable law, upon any amount becoming due and payable by a Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of such Borrower. Each Lender agrees promptly to notify such Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of
--------
such set-off and application.

     9.8  Counterparts.  This Agreement may be executed by one or more of the
          ------------
parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Funds and the Administrative Agent.

     9.9  Severability.  Any provision of this Agreement which is prohibited
          ------------
or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     9.10 Waiver of Conflicts; Confidentiality.  (a) Each Fund, on its own
          ------------------------------------
behalf or on behalf of the investment portfolios thereof which are Borrowers, acknowledges that each of the Administrative Agent and each Lender and their respective affiliates (collectively, the "Bank Parties") may be providing debt
                                          ------------
financing, equity capital or other services (including financial advisory services) to other companies in respect of which such Funds and Borrowers may have conflicting interests regarding the transactions described herein and otherwise. The Bank Parties will not use Confidential Information obtained from such Funds and/or Borrowers by virtue of the transactions contemplated by this Agreement or their other relationships with such Funds and/or Borrowers in connection with the performance by each of the Bank Parties of services for other companies, and each of the Bank Parties will not furnish any such Confidential Information to other companies. Such Funds and Borrowers also acknowledge that no Bank Party has any obligation to use in connection with the transactions contemplated by this Agreement, or to furnish to any Fund or Borrower, confidential information obtained from other companies. The obligations of the Lenders hereunder shall survive the repayment of the Loans and termination of this Agreement.

     (b)  For purposes of this Section, "Confidential Information" shall mean
                                         ------------------------
all information received from any of the Funds, the Borrowers or MVA or FIRMCO relating to any of them or their business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis other than as a result of a breach of this Agreement. Each of the Administrative Agent and each Lender agrees to maintain the confidentiality of, and not to use the Confidential Information, except that Confidential Information may be disclosed (i) to its and its Affiliates' directors, officers, employees and agents, including without limitation accountants, legal counsel and other advisors for purposes relating to the transactions contemplated by this Agreement or for conducting legitimate audits (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and will have agreed to keep such Confidential Information confidential), (ii) to the extent requested by any legal or regulatory authority having or claiming jurisdiction over such Person,
(iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process provided, however, that the Administrative
                                  --------  -------
Agent or such Lender, as the case may be, shall have given such Borrower, such Fund, MVA or FIRMCO, as appropriate, notice thereof and an opportunity to seek protection from disclosure of such information form a court of competent jurisdiction, (iv) to any other party to this Agreement for purposes relating to the transactions contemplated hereby, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to an agreement containing provisions substantially the same as those of this subsection, to any Assignee or Participant or any prospective Assignee or Participant which executes such agreement, or (vii) with the written consent of the Borrowers. Any Person required to maintain the confidentiality of Confidential Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised its best reasonable efforts to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     9.11 GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS
          -------------
OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD FOR ITS CHOICE OF LAW RULES.

     9.12 Submission To Jurisdiction; Waivers.  Each Fund, on its own behalf
          -----------------------------------
or if applicable on behalf of the investment portfolios thereof which are Borrowers, the Administrative Agent and the Lenders hereby irrevocably and unconditionally:

          (a) submit for themselves and their respective property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which they are a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Fund or such Borrower at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right of any party hereto to effect service of process in any other manner permitted by law or shall limit the right of any party hereto to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, indirect, punitive or consequential damages.

    9.13  Acknowledgments.  Each Fund, on its own behalf or if applicable
          ---------------
on behalf of the investment portfolios thereof which are Borrowers, hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to such Fund or any such Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and the Lenders, on the one hand, and such Fund and each Borrower, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among such Fund, such Borrowers and the Lenders.

    9.14  WAIVERS OF JURY TRIAL. EACH FUND, ON ITS OWN BEHALF AND IF APPLICABLE
          ---------------------
ON BEHALF OF THE INVESTMENT PORTFOLIOS THEREOF WHICH ARE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

     9.15 Non-Recourse.  The Administrative Agent and the Lenders hereby
          ------------
agree for the benefit of each and every shareholder, trustee, director and officer of the Funds and the Borrowers and any successor, assignee, heir, estate, executor, administrator or personal representative of any such shareholder, trustee, director and officer (a "Non-Recourse Person") that: (a)
                                               -------------------
no Non-Recourse Person shall have any personal liability for any obligation of any Fund or Borrower under this Agreement or any Loan Document or any other instrument or document delivered pursuant hereto or thereto; (b) no claim against any Non-Recourse Person may be made for any obligation of any Fund or any Borrower under this Agreement or any Loan Document or other instrument or document delivered pursuant hereto or thereto, whether for payment of principal of, or interest on, the Loans or for any fees, expense, or other amounts payable by any Fund or any Borrower hereunder or thereunder, or otherwise; and (c) the obligations of each Borrower under this Agreement or any Loan Document or other instrument or document delivered pursuant hereto or thereto are enforceable solely against such Borrower and its properties and assets.

     9.16 Integration. This Agreement and the other Loan Documents represent
          -----------
the agreement of each Fund, on its own behalf or if applicable on behalf of the investment portfolios thereof which are Borrowers, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

                                       THE CHASE MANHATTAN BANK,
                                       as Administrative Agent and as a Lender


                                       By:_______________________________
                                          Name:
                                          Title:


                                       MERCANTILE MUTUAL FUNDS, INC.
                                       on behalf of:


                                       Treasury Money Market Portfolio
                                       Money Market Portfolio
                                       Tax-Exempt Money Market Portfolio
                                       U.S. Government Securities Portfolio
                                       Intermediate Corporate Bond Portfolio
                                       Bond Index Portfolio
                                       Government & Corporate Bond Portfolio
                                       Short-Intermediate Municipal Portfolio
                                       Missouri Tax-Exempt Bond Portfolio
                                       National Municipal Bond Portfolio
                                       Balanced Portfolio
                                       Equity Income Portfolio
                                       Equity Index Portfolio
                                       Growth & Income Equity
                                       Growth Equity Portfolio
                                       Small Cap Equity Portfolio
                                       Small Cap Equity Index Portfolio
                                       International Equity Portfolio
                                       Conning Money Market Portfolio

                                       By:_______________________________
                                          Name:
                                          Title:

                              FIRSTAR FUNDS, INC.
                              on behalf of

                              Money Market Fund
                              Tax-Exempt Money Market Fund
                              U.S. Government Money Market Fund
                              U.S. Treasury Money Market Fund
                              Institutional Money Market Fund
                              Short-Term Bond Market Fund,
                              Intermediate Bond Market Fund
                              Tax-Exempt Intermediate Bond Fund
                              Bond IMMDEX(TM) Fund
                              Balanced Income Fund
                              Balanced Growth Fund
                              Growth and Income Fund
                              Growth Fund
                              Equity Index Fund
                              Special Growth Fund
                              MicroCap Fund
                              Emerging Growth Fund
                              International Equity Fund
                              Core International Equity Fund
                              MidCap Index Fund


                              By:_________________________________
                                 Name:
                                 Title:

                      SIGNATURE PAGE TO MERCANTILE FUNDS
                      AND FIRSTAR FUNDS CREDIT AGREEMENT



                              BANQUE NATIONALE DE PARIS, NEW YORK
                              BRANCH


                              By:____________________________
                                 Name:
                                 Title:


                              By:____________________________
                                 Name:
                                 Title:

                      SIGNATURE PAGE TO MERCANTILE FUNDS
                      AND FIRSTAR FUNDS CREDIT AGREEMENT


                              MELLON BANK, N.A.


                              By:____________________________
                                 Name:
                                 Title:

                      SIGNATURE PAGE TO MERCANTILE FUNDS
                      AND FIRSTAR FUNDS CREDIT AGREEMENT



                                   NORWEST BANK MINNESOTA,
                                   NATIONAL ASSOCIATION


                                   By:____________________________
                                      Name:
                                      Title:

                                  SCHEDULE A
                                  ----------

                            BORROWERS & ALLOCATIONS
                            -----------------------

        BORROWERS                ALLOCATION (%)         ISSUING FUND
        ---------                --------------         ------------
Money Market                       32.14%         Mercantile Mutual Funds, Inc.
Treasury Money Market                6.4%         Mercantile Mutual Funds, Inc.
Tax-Exempt Money Market              3.6%         Mercantile Mutual Funds, Inc.
Government & Corporate               2.9%         Mercantile Mutual Funds, Inc.
US Government Securities             1.8%         Mercantile Mutual Funds, Inc.
Missouri Tax-Exempt Bond             2.9%         Mercantile Mutual Funds, Inc.
Growth & Income Equity             12.14%         Mercantile Mutual Funds, Inc.
Small Cap Equity                     3.2%         Mercantile Mutual Funds, Inc.
Balanced                             2.9%         Mercantile Mutual Funds, Inc.
International Equity                 3.6%         Mercantile Mutual Funds, Inc.
Short-Intermediate Muni               .7%         Mercantile Mutual Funds, Inc.
National Muni Bond                   6.8%         Mercantile Mutual Funds, Inc.
Bond Index                           3.6%         Mercantile Mutual Funds, Inc.
Intermediate Corporate               1.1%         Mercantile Mutual Funds, Inc.
Equity Income                        2.1%         Mercantile Mutual Funds, Inc.
Equity Index                         2.1%         Mercantile Mutual Funds, Inc.
Growth Equity                        2.9%         Mercantile Mutual Funds, Inc.
Small Cap Equity Index               1.4%         Mercantile Mutual Funds, Inc.
Conning Money Market                  .7%         Mercantile Mutual Funds, Inc.

      SUB-TOTAL                    92.98%
      ---------                    =====

        BORROWERS                    ALLOCATION (%)          ISSUING FUND
        ---------                    --------------          ------------
Money Market                                0                Firstar Funds, Inc.
Tax-Exempt Money Market                     0                Firstar Funds, Inc.
U.S. Government Money Market                0                Firstar Funds, Inc.
U.S. Treasury Money Market                  0                Firstar Funds, Inc.
Institutional Money Market                  0                Firstar Funds, Inc.
Short Term Bond                           .07%               Firstar Funds, Inc.
Intermediate Money Market                 .07%               Firstar Funds, Inc.
Tax-Exempt Intermediate Bond              .07%               Firstar Funds, Inc.
Bond IMMDEX                               .07%               Firstar Funds, Inc.
Balanced Income                           .14%               Firstar Funds, Inc.
Balanced Growth                           .14%               Firstar Funds, Inc.
Growth & Income                           .21%               Firstar Funds, Inc.
Equity Index                              .21%               Firstar Funds, Inc.
Growth                                    .21%               Firstar Funds, Inc.
Special Growth                            .36%               Firstar Funds, Inc.
MidCap Index                              .21%               Firstar Funds, Inc.
Emerging Growth                           .36%               Firstar Funds, Inc.
MicroCap                                  2.1%               Firstar Funds, Inc.
International Equity                      1.4%               Firstar Funds, Inc.
Core International Equity                 1.4%               Firstar Funds, Inc.

        TOTAL                             100%
        =====                             ===

                                  SCHEDULE II

                         COMMITMENTS, ADDRESSES, ETC.

                                       Amount of             Amount of
Name and Address of Lender            Commitment             Swing Line
--------------------------            ----------             ----------
THE CHASE MANHATTAN BANK              $40,000,000            $10,000,000
270 Park Avenue
New York, New York 10017
Attention:  Roger A. Parker
Telephone:  (212) 270-3751
Facsimile:  (212) 270-1789

MELLON BANK, N.A                      $40,000,000
One Mellon Bank Center
Room 4425
Pittsburgh, PA 15258
Attention: John Cooper
Tel: (412) 234-3187
Fax: (412) 234-8087

BANQUE NATIONALE DE PARIS             $30,000,000
499 Park Avenue
New York, New York 10022
Attention:  Laurent Vanderzyppe
Facsimile:  (212) 415-9707
Telephone:  (212) 415-9406

NORWEST BANK MINNESOTA                $30,000,000
6th Street and Marquette Ave.
MAC N9305-071
Minneapolis, MN 55479
Attention:  Vicki M. McIntyre
Phone:  612-667-8056
Fax:  612-667-3510

                                 SCHEDULE III

                       INVESTMENT MANAGEMENT AGREEMENTS
                       --------------------------------


I.   Firstar Funds, Inc.
     -------------------

     1. Investment Advisory Agreement dated as of August 29, 1991 between Firstar Funds, Inc. (formerly "Portico Funds") and First Wisconsin Trust Company with respect to the Money Market Fund, Institutional Money Market Fund, U.S. Treasury Money Market Fund (formerly U.S. Federal Money Market Fund), U.S. Government Money Market Fund, Tax-Exempt Money Market Fund, Growth and Income Fund (formerly Income and Growth Fund), Short-Term Bond Market Fund (formerly Short-Intermediate Fixed Income), Special Growth Fund, Bond IMMDEX(TM) Fund and Equity Index portfolios.

     2. Assumption and Guarantee dated as of February 3, 1992 pursuant to which Firstar Investment Research and Management Company ("FIRMCO") became the investment adviser to the Money Market Fund, Institutional Money Market Fund, U.S. Treasury Money Market Fund (formerly U.S. Federal Money Market Fund), U.S. Government Money Market Fund, Tax-Exempt Money Market Fund, Growth and Income Fund (formerly Income and Growth Fund), Short-Term Bond Market Fund (formerly Short-Intermediate Fixed Income), Special Growth Fund, Bond IMMDEX(TM) Fund and Equity Index portfolios.

     3. Investment Advisory Agreement dated March 27, 1992 between FIRMCO and Firstar Funds, Inc. with respect to the Balanced Growth Fund.

     4. Addendum No. 1 dated December 27, 1992 between FIRMCO and Firstar Funds, Inc. with respect to the Growth (formerly MidCore Growth) and Intermediate Bond Market Funds.

     5. Addendum No. 2 dated as of February 5, 1993 between FIRMCO and Firstar Funds, Inc. with respect to the Tax-Exempt Intermediate Bond Fund.

     6. Assumption and Guarantee dated June 17, 1993 pursuant to which FIRMCO became investment adviser with respect to the Growth and Income Fund.

     7. Addendum No. 3 dated as of April 26, 1994 between FIRMCO and Firstar Funds, Inc. as amended and restated on September 2, 1997 with respect to the International Equity Fund.

     8. Addendum No. 4 dated as of August 1, 1995 between FIRMCO and Firstar Funds, Inc. with respect to the MicroCap Fund.

     9. Addendum No. 5 dated as of August 15, 1997 between FIRMCO and Firstar Funds, Inc. with respect to the Emerging Growth Fund.

     10. Addendum No. 6 dated as of December 1, 1997 between FIRMCO and Firstar Funds, Inc. with respect to the Balanced Income Fund.

     11. Addendum No. 7 dated as of November 1, 1999 between FIRMCO and Firstar Funds, Inc. with respect to the Core International Equity Fund.

     12. Addendum No. 8 dated as of November 1, 1999 between FIRMCO and Firstar Funds, Inc. with respect to MidCap Index Fund.

     13. Sub-Advisory Agreement among Firstar Funds, Inc., FIRMCO and Hansberger Global Investors, Inc. dated June 13, 1997 with respect to International Equity Fund.

     14. Sub-Advisory Agreement among Firstar Funds, Inc., FIRMCO and The Glenmede Trust Company dated November 1, 1999 with respect to Core International Equity Fund.

II.  Mercantile Mutual Funds, Inc.
     -----------------------------

     1. Amended and Restated Advisory Agreement dated as of April 1, 1991 between Mercantile Mutual Funds, Inc. (formerly known as The ARCH Fund, Inc.) and Mississippi Valley Advisors Inc. ("MVA") with respect to the Money Market, Growth & Income Equity (formerly Capital Appreciation), Government & Corporate Bond (formerly Diversified Fixed Income) and U.S. Government Securities Portfolios.

     2. Addendum No. 1 dated as of September 27, 1991 to the Amended and Restated Advisory Agreement between Mercantile Mutual Funds, Inc. and MVA adding the Treasury Money Market Portfolio.

     3. Addendum No. 2 dated as of April 1, 1992 to the Amended and Restated Advisory Agreement between Mercantile Mutual Funds, Inc. and MVA adding the Small Cap Equity (formerly Emerging Growth) Portfolio.

     4. Addendum No. 3 dated as of April 1, 1993 to the Amended and Restated Advisory Agreement between Mercantile Mutual Funds, Inc. and MVA adding the Balanced Portfolio.

     5. Addendum No. 4 dated as of March 15, 1994 to the Amended and Restated Advisory Agreement between Mercantile Mutual Funds, Inc. and MVA adding the International Equity Portfolio.

     6. Addendum No. 5 dated as of July 10, 1995 to the Amended and Restated Advisory Agreement between Mercantile Mutual Funds, Inc. and MVA adding the Short-Intermediate Municipal Portfolio.

     7. Addendum No. 6 dated as of September 29, 1995 to the Amended and Restated Advisory Agreement between Mercantile Mutual Funds, Inc. and MVA adding the Tax-Exempt Money Market, Missouri Tax-Exempt Bond and Kansas Tax-Exempt Bond Portfolios.

     8. Addendum No. 7 dated as of November 15, 1996 to the Amended and Restated Advisory Agreement between Mercantile Mutual Funds, Inc. and MVA adding the Equity Income, National Municipal Bond and Intermediate Corporate Bond (formerly Short-Intermediate Corporate Bond) Portfolios.

     9. Addendum No. 8 dated as of February 14, 1997 to the Amended and Restated Advisory Agreement between Mercantile Mutual Funds, Inc. and MVA adding the Equity Index and Bond Index Portfolios.

     10. Addendum No. 9 dated as of November 21, 1997 to the Amended and Restated Advisory Agreement between Mercantile Mutual Funds, Inc. and MVA adding the Growth Equity Portfolio.

     11. Addendum No. 10 dated as of December 29, 1998 to the Amended and Restated Advisory Agreement between Mercantile Mutual Funds, Inc. and MVA adding the Small Cap Equity Index Portfolio.

     12. Addendum No. 11 dated as of February 12, 1999 to the Amended and Restated Advisory Agreement between Mercantile Mutual Funds, Inc. and MVA adding the Conning Money Market Portfolio.

     13. Sub-Advisory Agreement between MVA and Clay Finlay Inc. dated as of August 29, 1996 with respect to the International Equity Portfolio.

     14. Sub-Advisory Agreement between MVA and Conning Asset Management Company dated as of February 12, 1999 with respect to the Conning Money Market Portfolio.

                                  SCHEDULE IV

                              CUSTODY AGREEMENTS
                              ------------------

I.   Firstar Funds, Inc.
     ------------------

     1. Custodian Agreement dated July 29, 1988 between Firstar Funds, Inc. (formerly Elan Funds, Inc. and Portico Funds Inc.) and Firstar Trust Company (formerly First Wisconsin Trust Company) with respect to the Money Market Fund, U.S. Government Money Market Fund, Tax-Exempt Money Market Fund, Income Equity Fund, Short-Intermediate Bond Fund, Bond Index Fund and Growth Equity Fund.

     2. Letter Agreement dated December 28, 1989 to the Custodian Agreement between Firstar Funds, Inc. and Firstar Trust Company with respect to the Equity Index Fund.

     3. Amendment to Custodian Agreement dated May 1, 1990 between Firstar Funds, Inc. and Firstar Trust Company.

     4. Letter Agreement dated April 19, 1991 to the Custodian Agreement between Firstar Funds, Inc. and Firstar Trust Company with respect to the Institutional Money Market Fund and the U.S. Treasury Money Market Fund (formerly U.S. Federal Money Market Fund).

     5. Letter Agreement dated March 27, 1992 to the Custodian Agreement between Firstar Funds, Inc. and Firstar Trust Company with respect to the Balanced Fund.

     6. Letter Agreement dated December 27, 1992 to the Custodian Agreement between Firstar Funds, Inc. and Firstar Trust Company with respect to the Growth Fund (formerly MidCore Growth) and Intermediate Bond Market Fund.

     7. Letter Agreement dated February 5, 1993 to the Custodian Agreement between Firstar Funds, Inc. and Firstar Trust Company with respect to the Tax-Exempt Intermediate Bond Fund.

     8. Letter Agreement dated August 1, 1995 to the Custodian Agreement between Firstar Funds, Inc. and Firstar Trust Company with respect to the MicroCap Fund.

     9. Custodian Agreement Revised Fee Schedule March 1, 1997 between Firstar Funds, Inc. and Firstar Trust Company with respect to the Money Market Fund, Tax-Exempt Money Market Fund, U.S. Government Money Market Fund, U.S. Treasury Money Market Fund, Institutional Money Market Fund, Short-Term Bond Market Fund, Intermediate Bond Market Fund, Tax-Exempt Intermediate Bond Fund, Bond IMMDEX Fund, Balanced Fund, Growth and Income Fund, Equity Index Fund,

          MidCore Growth Fund, Special Growth Fund, MicroCap Fund, and International Equity Fund.

     10. Letter Agreement dated August 15, 1997 to the Custodian Agreement between Firstar Funds, Inc. and Firstar Trust Company with respect to the Emerging Growth Fund.

     11. Letter Agreement dated August 19, 1997 to the Custodian Agreement between Firstar Funds, Inc. and Firstar Trust Company with respect to the International Equity Fund.

     12. Letter Agreement dated December 1, 1997 to the Custodian Agreement between Firstar Funds, Inc. and Firstar Trust Company with respect to the Balanced Income Fund.

     13. Assignment of Contract dated as of October 1, 1998 pursuant to which Firstar Bank Milwaukee, N.A. became custodian of the Fund's portfolios.

     14. Global Custody Agreement dated November 1, 1999 among Firstar Bank, N.A. and Firstar Funds, Inc. and The Chase Manhattan Bank with respect to International Equity Fund and Core International Equity Fund.

     15. Letter Agreement dated November 1, 1999 to the Custodian Agreement between Firstar Funds, Inc. and Firstar Bank Milwaukee, N.A. with respect to the Core International Equity Fund.

     16. Letter Agreement dated November 1, 1999 to the Custodian Agreement between Firstar Funds, Inc. and Firstar Bank Milwaukee, N.A. with respect to the MidCap Index Fund.

II.  Mercantile Mutual Funds, Inc.
     -----------------------------

     1. Custodian Agreement dated as of April 1, 1992 between Mercantile Mutual Funds, Inc. (formerly known as The ARCH Fund, Inc.) and Mercantile Bank of St. Louis National Association.

     2. Global Sub-Custodian Agreement dated April 1, 1994 among Mercantile Mutual Funds, Inc., Bankers Trust Company and Mercantile Bank of St. Louis National Association with respect to the International Equity Portfolio.

     3. Securities Lending Amendment to Custody Agreement dated as of August 4, 1994.

     4. Amendment dated December 4, 1998 to Custody Agreement regarding the Delegation of Responsibilities as a Foreign Custody Manager.

     5. Assignment and Delegation Agreement dated December 1, 1998 between Mercantile Bank National Association and Mercantile Trust Company National Association ("Mercantile Trust").

     6. Custody Fee Letter dated February 1, 1999 between Mercantile Mutual Funds, Inc. (formerly known as The ARCH Fund, Inc.) and Mercantile Trust with respect to the Treasury Money Market, Money Market, Tax-Exempt Money Market, U.S. Government Securities, Intermediate Corporate Bond, Bond Index, Government & Corporate Bond, Short-Intermediate Municipal, Missouri Tax-Exempt Bond, National Municipal Bond, Balanced, Equity Income, Equity Index, Growth & Income Equity, Growth Equity, Small Cap Equity, Small Cap Equity Index and International Equity Portfolios .

     7. Custody Fee Letter dated February 12, 1999 between Mercantile Mutual Funds, Inc. and Mercantile Trust with respect to the Conning Money Market Portfolio.

                                                                  EXHIBIT 2.5(e)
                                                                  --------------
                                 FORM OF NOTE



$___________                                                  New York, New York
                                                              _______ __, 199_


          FOR VALUE RECEIVED, [the Borrower] (the "Borrower"), hereby
                                                   --------
unconditionally promises to pay to the order of __________________________, at the office of The Chase Manhattan Bank, as administrative agent for the Lenders (the "Lenders") under the Credit Agreement, as hereinafter defined (in such
      -------
capacity, the "Administrative Agent"), located at 270 Park Avenue, New York, New
               --------------------
York 10017, in lawful money of the United States of America and in immediately available funds, on the Maturity Date the principal amount of (a) _________ DOLLARS ($______________________), or, if less (b) the aggregate unpaid principal amount of all Loans made by the Lenders to the Borrower pursuant to subsection 2.1 of the Credit Agreement, as hereinafter defined.

     The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time from the Closing Date at the applicable rates per annum set forth in subsection 2.7 of the Credit Agreement referred to below until any such amount shall become due and payable (whether at the stated maturity, by acceleration or otherwise), and thereafter on such overdue amount at the rate per annum set forth in subsection 2.7(b) of the Credit Agreement until paid in full (both before and after judgment). Interest shall be payable in arrears on each applicable Interest Payment Date, commencing on the first such date to occur after the date hereof and terminating upon payment (including prepayment) in full of the unpaid principal amount hereof; provided that interest accruing on any overdue amount shall be payable
        --------
on demand.

     The holder of this Note is authorized to endorse on the schedule annexed hereto and made a part hereof the date and amount of each Loan made to the Borrower pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The
           ----- -----
failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Loan.

     This Note (a) is one of the Notes referred to in the Credit Agreement, dated as of December __, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, those other
                        ----------------
Borrowers named therein, the Lenders and the Administrative Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.

          Upon the occurrence of one or more Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

          All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

          Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK.


                                                        [NAME OF FUND] on behalf
                                                        of [NAME OF BORROWER]



                                                        By:_____________________
                                                           Name:
                                                           Title:

                                                            Schedule A to Note
                                                            ------------------

                         LOANS AND REPAYMENTS OF LOANS



================================================================================
                                AMOUNT OF       UNPAID
                                PRINCIPAL       PRINCIPAL
               AMOUNT OF        OF LOANS        BALANCE OF       NOTATION
   DATE          LOANS          REPAID          LOANS            MADE BY
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

                                                                 EXHIBIT 2.16(a)
                                                                 ---------------

                     FORM FOR DESIGNATION OF NEW BORROWERS


                                                              _________ __, ____



The Chase Manhattan Bank, as Administrative Agent

[List Lenders]

Ladies and Gentlemen:

     Reference is made to that certain Amended and Restated Credit Agreement dated as of ________ (as amended supplemented or otherwise modified from me to time, the "Credit Agreement") by and among each registered open-end management
           ----------------
investment company party thereto (each a "Fund") on behalf of itself and the
                                          ----
accounts, series or portfolios of the Fund, which accounts, series and portfolios are listed on Schedule I thereto (each such account, series or
                         ----------
portfolio, a "Borrower" and, collectively, the "Borrowers"), (ii) the several
              --------                          ---------
banks and other financial institutions from time to time parties thereto (the "Lenders") and (iii) THE CHASE MANHATTAN BANK, a New York banking corporation,
 -------
as administrative agent for the Lenders thereunder (in such capacity, the "Administrative Agent"). Capitalized terms used but not defined herein shall
 --------------------
have the meanings ascribed to them in the Credit Agreement.

     The undersigned new borrower (the "New Borrower") hereby requests, pursuant
                                        ------------
to Section 2.16 of the Credit Agreement, that such New Borrower be admitted as an additional Borrower under the Credit Agreement. Furthermore, the New Borrower requests that Schedule I to the Credit Agreement be replaced with the form of
              ----------
Schedule I attached hereto.
----------

     The New Borrower hereby represents and warrants to the Administrative Agent and each Lender (it being agreed that the New Borrower represents and warrants only with respect to itself) that as of the date hereof and after giving effect to the admission of the New Borrower as an additional Borrower under the Credit
Agreement: (i) the representations and warranties set forth in Section 3 of the Credit Agreement are true and correct with respect to the New Borrower; (ii) the New Borrower is in compliance in all material respects with all the terms and provisions set forth in the Credit Agreement on its part to be observed or performed as of the date hereof and after giving effect to the admission; (iii) no Default or Event of Default with respect to the New Borrower has occurred and is continuing.

     The New Borrower agrees to be bound by the terms and conditions of the Credit Agreement in all respects as a Borrower thereunder and hereby assumes all of the obligations of a Borrower thereunder.

     Please indicate your assent to the admission of the New Borrower as an additional Borrower under the Credit Agreement and the replacement of Schedule I
                                                                      ----------
to the Credit Agreement by signing below where indicated.

                                        [FUND, on behalf of New Borrower]



                                        By: ________________________________
                                            Name:
                                            Title:


AGREED AND ACCEPTED:

THE CHASE MANHATTAN BANK
as Administrative Agent and as a Lender



By: _________________________
    Name:
    Title:

[LENDERS]

                                                                  EXHIBIT 9.6(c)
                                                                  --------------


                       FORM OF ASSIGNMENT AND ACCEPTANCE

     Reference is made to the Amended and Restated Credit Agreement dated as of _______ (as amended supplemented or otherwise modified from time to time, the "Credit Agreement") by and among each registered open-end management investment
 ----------------
company parties thereto (the "Funds") on behalf of itself and the accounts,
                              -----
series or portfolios of each such Fund, which accounts, series and portfolios are listed on Schedule I thereto (each such account, series or portfolio, a
              ----------
"Borrower" and, collectively, the "Borrowers"), (ii) the several banks and other
 --------                          ---------
financial institutions from time to time parties thereto (the "Lenders") and
                                                               -------
(iii) THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for the Lenders thereunder (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, terms defined in the
 --------------------
Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

             _________________________ (the "Assignee") and
                                             --------
   _____________________________ (the "Assignor") agrees and follows:
                                       --------

     1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below) the interest described in Schedule 1 hereto
                                                            ----------
(the "Assigned Interest") in and to the Assignor's rights and obligations under
      -----------------
the Credit Agreement.

     2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower, or any other obligor or the performance or observance by any Borrower, or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Notes held by it evidencing the Assigned Interest and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Interest, requests that the Administrative Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

    3.   The Assignee (a) represents and warrants that it is an Eligible Lender;
(b) confirms that it has received a copy of the Credit Agreement, together with copies of such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance on the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to subsection 2.11(b) of the Credit Agreement.

     4. The effective date of this Assignment and Acceptance shall be _________ (the "Effective Date"). Following the execution of this Assignment and
      --------------
Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

     5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

     6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

     7. This Assignment and Acceptance shall be governed by and construed in accordance with the substantive laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.
                            ----------

SCHEDULE 1 TO ASSIGNMENT AND ACCEPTANCE RELATING TO THE CREDIT AGREEMENT DATED
                            AS OF DECEMBER__, 1999

================================================================================

Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

        Principal                          Commitment Percentage
     Amount Assigned                              Assigned
     ---------------                              --------

     $_____________                        ______________________

[NAME OF ASSIGNEE]                         [NAME OF ASSIGNOR]

By:________________________                By:__________________________
   Name:                                      Name:
   Title:                                     Title:

Accepted and Consented To:

THE CHASE MANHATTAN BANK,
as Administrative Agent

By:________________________
   Name:
   Title:

_____________________

     Calculate the Commitment Percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate commitments of all Lenders.